UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
LANTRONIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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48 Discovery, Suite 250
Irvine, California 92618
www.lantronix.com
October 7, 2022
Dear Fellow Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Lantronix, Inc., a Delaware corporation, which will be held at our corporate headquarters located at 48 Discovery, Suite 250, Irvine, California 92618, on November 8, 2022, at 9:00 a.m. Pacific time.
Details of the business to be conducted at the annual meeting are included in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement.
It is important that your shares be represented at the annual meeting and voted in accordance with your instructions. Whether or not you plan to attend the meeting, we urge you to submit your proxy or voting instructions as promptly as possible so that your shares will be voted at the meeting. This will not limit your right to vote in person or to attend the meeting.
We look forward to seeing you at the upcoming annual meeting.
Sincerely,

Paul Folino
Chairman of the Board

LANTRONIX, INC.
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 8, 2022
The 2022 Annual Meeting of Stockholders for Lantronix, Inc., a Delaware corporation, will be held at our corporate headquarters located at 48 Discovery, Suite 250, Irvine, California 92618, on November 8, 2022, at 9:00 a.m. Pacific time, for the following purposes:
1.
To elect the six director nominees named in the accompanying proxy statement (Paul Pickle, Jason Cohenour, Paul F. Folino, Phu Hoang, Heidi Nguyen and Hoshi Printer) to the board of directors, each to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until the director’s earlier resignation or removal;

2.	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2023;
3.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers as described in the proxy statement accompanying this notice;
4.	To approve amendments to our 2020 Performance Incentive Plan, including to increase the number of shares of common stock reserved for issuance under the plan by 1,800,000 shares;
5.
To approve amendments to our 2013 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares and approve a new 10-year term for the plan; and

6.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
The foregoing proposals are more fully described in the proxy statement accompanying this notice. Stockholders of record who owned our common stock at the close of business on September 14, 2022 are entitled to attend and vote at the annual meeting.
The board of directors recommends that you vote your shares “FOR” each of the director nominees included in Proposal 1 in the proxy statement accompanying this notice, and “FOR” Proposals 2, 3, 4 and 5.
Your vote is very important. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form or submit your proxy or voting instructions through the Internet or by telephone as promptly as possible in order to ensure your shares are represented at the annual meeting. Even if you have voted by proxy, you may still vote in person at the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must obtain a proxy issued in your name from the broker, bank or other nominee that holds your shares.
By Order of the Board of Directors,

Irvine, California	David Goren
October 7, 2022	Vice President, Human Resources, Legal and Business Affairs and Corporate Secretary

LANTRONIX, INC.
PROXY STATEMENT FOR THE
2022 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT FOR THE
2022 ANNUAL MEETING OF STOCKHOLDERS
We cordially invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) for Lantronix, Inc. (sometimes referred to as, the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held at 9:00 a.m. Pacific time on November 8, 2022, at the Company’s corporate headquarters, located at 48 Discovery, Suite 250, Irvine, California 92618.
This proxy statement is being furnished by and on behalf of our board of directors (the “Board”) in connection with the solicitation of proxies to be voted at the Annual Meeting. This proxy statement describes issues on which the Company is asking you, as a stockholder, to vote and provides information that will allow you to make an informed voting decision.
The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders of record is October 7, 2022. If you hold your shares through a broker, bank or other nominee, this proxy statement and a voting instruction form are being forwarded to you by such broker, bank or other nominee.
References in this proxy statement to fiscal years refer to the fiscal year ended June 30 of the referenced year. For example, “fiscal 2021” refers to the fiscal year ended June 30, 2021, “fiscal 2022” refers to the fiscal year ended June 30, 2022, and “fiscal 2023” refers to the fiscal year ending June 30, 2023.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
This proxy statement and our Annual Report on Form 10-K for fiscal year 2022 are available on the Internet at www.proxyvote.com by using the control number provided on your proxy card. You can also view the proxy materials on our website at www.lantronix.com.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
The following questions and answers are intended to briefly address potential questions regarding this proxy statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the proxy statement or the Annual Meeting, please contact our Corporate Secretary using the contact information provided in this proxy statement.
When and where will the Annual Meeting be held?
The date, time and place of the Annual Meeting are:
November 8, 2022
9:00 a.m. Pacific time
Lantronix, Inc. Corporate Headquarters
48 Discovery, Suite 250
Irvine, California 92618
Who can vote?
You are entitled to vote your shares of common stock if you were the owner of the shares as of the close of business on September 14, 2022 (the “Record Date”). As of the Record Date, there were a total of 36,043,286 shares of our common stock outstanding and entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock that you own.

What matters will be voted upon at the Annual Meeting?
The only matters we currently expect will be voted on at the Annual Meeting are the following proposals, which are described in this proxy statement:
1.	the election of six directors to the Board;
2.	the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2022;
3.	a non-binding, advisory vote on the compensation paid to our named executive officers as described in this proxy statement;
4.	the approval of amendments to our 2020 Performance Incentive Plan, including to increase the number of shares of common stock reserved for issuance under the plan by 1,800,000 shares; and
5.
the approval of amendments to our 2013 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares and approve a new 10-year term for the plan.

What if other matters come up at the Annual Meeting?
If other matters are properly presented at the Annual Meeting, the proxies designated in the accompanying proxy card or voting instruction form will vote your shares in their discretion.
How many shares must be present to convene the Annual Meeting?
We will convene the Annual Meeting if stockholders representing the required quorum of shares of common stock either sign and return their proxy card or voting instruction form, vote through the Internet or by telephone, or attend the meeting in person. A majority of the shares of our issued and outstanding common stock entitled to vote at the Annual Meeting present in person or represented by proxy will constitute a quorum. If you sign and return your proxy card or voting instruction form or vote through the Internet or by telephone, your shares will be counted in determining whether a quorum is present at the Annual Meeting even if you abstain from voting on any of the proposals. In addition, if you hold your shares in street name (i.e., through a broker, bank or other nominee), your shares may also be counted for purposes of determining whether a quorum is present at the Annual Meeting even if you do not submit voting instructions to your broker. See “How are broker non-votes treated?” below.
How are broker non-votes treated?
If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker has authority under New York Stock Exchange rules applicable to brokers to vote your shares in its discretion on certain “routine” matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal 2 relating to the ratification of the appointment of our independent registered public accountants is considered a “routine” matter for which brokers may vote shares for which they did not receive instructions from street name holders. Accordingly, your shares may be voted on Proposal 2 if they are held in the name of a broker even if you do not provide the broker with voting instructions. However, your broker will not be permitted to vote your shares on any of the other items at the Annual Meeting. Proposals 1, 3, 4 and 5 are considered “non-routine” matters. Therefore, if your broker exercises its discretion to vote on Proposal 2, your shares will be counted as present and entitled to vote for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.
What vote is required to elect a director?
For Proposal 1, you may vote “FOR” or “AGAINST” each director nominee, or you may abstain from voting. A director nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. In other words, the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee’s election. For purposes of the election of directors, abstentions and broker non-votes will not be treated as votes cast and will not be counted in determining the outcome of a director’s election. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

What happens if a majority of the votes cast are not voted in favor of a director nominee?
Pursuant to the procedures established by the Corporate Governance and Nominating Committee of the Board, each incumbent director has submitted to the Chair of the Corporate Governance and Nominating Committee in writing such director’s irrevocable resignation which will be effective upon (1) the failure of such director to receive the required vote at any annual or special meeting at which such director is nominated for re-election and (2) Board acceptance of the resignation. If a nominee fails to receive a majority of the votes cast in the director election, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. If the Board accepts the director’s resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.
What is the required vote for approval of Proposals 2, 3, 4 and 5?
For each of Proposals 2, 3, 4 and 5, you may vote “FOR” or “AGAINST,” or you may abstain from voting. Approval of Proposals 2, 3, 4 and 5 will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. For purposes of Proposals 2, 3, 4 and 5, abstentions will be treated as shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting, so abstaining will have the same effect as voting against the proposal. Broker non-votes will not be counted in determining the outcome of Proposals 3, 4 or 5. There are not expected to be any broker non-votes on Proposal 2. See “How are broker non-votes treated?” above.
How do I vote?
The procedures for voting are described below, based upon your form of ownership.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.
If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, through the Internet or by telephone. The procedures for voting by proxy are as follows:
•
To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you choose to submit your proxy by mail.

•
To vote by proxy through the Internet, go to www.proxyvote.com and follow the instructions provided. Please have your proxy card in hand when accessing the website, as it contains a control number required to vote.

•
To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” (1-800-690-6903) using a touch-tone phone and follow the recorded instructions. Please have your proxy card in hand when calling, as it contains a control number required to vote.

If you hold shares as a stockholder of record and choose to vote by mail, your proxy card must be received before the commencement of voting at the Annual Meeting. If you choose to vote your shares electronically via the Internet or by telephone, your vote by proxy must be received prior to 11:59 p.m. Eastern time on November 7, 2022, the day before the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, the organization that holds your shares should have forwarded you a voting instruction form with these proxy materials. To ensure that your vote is counted, please follow the instructions provided by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee in whose name the shares are registered.

How does the Board recommend that I vote?
The Board recommends that you vote your shares “FOR” each of the nominees for election to the Board named in Proposal 1, and “FOR” Proposals 2, 3, 4 and 5.
Can I change my vote after I submit my proxy?
Yes. If you are a stockholder of record, you can change your vote at any time before the vote on a proposal by:
•	executing or authorizing, dating and delivering to us a new proxy through the Internet, by telephone or mail prior to the Annual Meeting;
•	giving us a written notice revoking your proxy card; or
•	attending the Annual Meeting and voting your shares in person.
Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the proxy card or authorization with the latest date.
You may send your proxy revocation notice to Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618, Attention: Corporate Secretary. Any proxy revocation notice mailed to Lantronix must be received by our Corporate Secretary on or before 11:59 p.m. Eastern time on November 7, 2022.
If you are a stockholder of record, any revocation of or change to a previously submitted proxy must be received by the deadline set forth above under “How do I vote?”
If you hold your shares through a broker, bank or other nominee, you must follow the directions and comply with the deadlines received from such broker, bank or other nominee to change any previously submitting voting instructions.
Can I vote in person at the Annual Meeting rather than by authorizing a proxy holder?
Yes. Although we encourage you to complete and return a proxy card or voting instruction form or to vote through the Internet or by telephone to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person even if you have submitted a proxy card or voting instruction form or voted through the Internet or by telephone. If you are a beneficial owner and you want to vote in person at the Annual Meeting, you must first obtain a legal proxy from your broker, bank or other nominee in whose name the shares are registered.
How will my shares be voted?
Any proxy that you properly submit and that is not revoked will be voted as you direct. If you are a stockholder of record and you indicate when voting through the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the persons designated as proxy holders in the accompanying proxy card will vote your shares:
•	“FOR” the election of each of the six nominees for director;
•	“FOR” the proposal to ratify the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2022;
•	“FOR” the approval on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in this proxy statement;
•	“FOR” the approval of amendments to our 2020 Performance Incentive Plan, including to increase the number of shares of common stock reserved for issuance under the plan by 1,800,000 shares; and
•
“FOR” the approval of amendments to our 2013 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares and approve a new 10-year term for the plan.

In the event any director nominee is unable or unwilling for good cause to serve as a director if elected at the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card(s) will vote for the election of such person or persons as may be designated by the present Board or the Board may reduce the number of directors on the Board. As to any other business or matters which might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. We do not presently know of any such other business.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
If you share an address with another stockholder, you will receive only one set of proxy materials unless you have provided instructions to the contrary. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you wish to receive a separate set of proxy materials, please send your request to: Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618, Attention: Corporate Secretary, or contact our Corporate Secretary by phone at (949) 453-3990. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?
Stockholder Proposals Under Rule 14a-8. In order for a stockholder proposal to be eligible for inclusion in our proxy statement under SEC rules for the 2023 Annual Meeting of Stockholders, the written proposal must be received by our Corporate Secretary at our offices no later than the close of business on June 9, 2023 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618, Attention: Corporate Secretary.
Stockholder Proposals Under the Company’s Amended and Restated Bylaws. Currently, our Amended and Restated Bylaws (the “Bylaws”) provide that, in order for a stockholder proposal to be submitted at the 2023 Annual Meeting of Stockholders, including nominations for candidates for election as directors, written notice to our Corporate Secretary of such proposal must be received at our principal executive offices:
•	not earlier than July 11, 2023; and
•	not later than August 10, 2023.
If the date of the 2023 Annual Meeting of Stockholders is moved more than 30 days before or 70 days after the first anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 under the Exchange Act, must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:
•	70 days prior to the meeting; and
•	10 days after public announcement of the meeting date.
Our Bylaws require that a stockholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2023 Annual Meeting of Stockholders. Stockholders should contact the Corporate Secretary in writing at 48 Discovery, Suite 250, Irvine, California 92618, to obtain additional information as to the proper form and content of stockholder nominations or proposals.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2023 Annual Meeting of Stockholders must deliver written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act no later than September 9, 2023. If we change the date of our 2023 Annual Meeting of Stockholders to a date that is more than 30 calendar days from the first anniversary of this year’s Annual Meeting, the written notice must be received by the later of the 60th day prior to our 2023 Annual Meeting of Stockholders, or the 10th day following the day on which we publicly announce the date of our 2023 Annual Meeting of Stockholders. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.
The stockholder proposal submission requirements set forth in our Bylaws are independent of, and in addition to, the notice requirements under Rule 14a-8, as discussed above, for inclusion of a stockholder proposal in our proxy materials.
Who pays for this proxy solicitation?
We do. In addition to sending you these proxy materials, some of our employees may contact you by mail, telephone, facsimile, email or personal solicitation. None of these employees will receive any extra compensation for doing this. We will, at our expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

Where can I find voting results of the Annual Meeting?
We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Guidelines
The Board has established Corporate Governance Guidelines that it follows in matters of corporate governance, which are posted under the “About Us – Investor Relations” section of our website at www.lantronix.com. The information included on or accessed through our website shall not be incorporated into or otherwise be made a part of this proxy statement.
The following includes a summary of our Corporate Governance Guidelines and additional information regarding our Board.
Nomination of Director Candidates
The Corporate Governance and Nominating Committee considers candidates for Board membership and recommends director nominees to the Board for consideration and approval. There are no specific minimum qualifications that a director must possess to be nominated. However, the Corporate Governance and Nominating Committee assesses the appropriate skills and characteristics of a nominee based on the size and composition of the existing Board, and based on the nominee’s qualifications, such as: independence from management; depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to the Company’s business; education and professional background; judgment, skill, integrity and reputation; existing commitments to other businesses as a director, executive or owner; personal conflicts of interest, if any; and diversity of skills, backgrounds, experiences and other qualifications, to meet the Company’s ongoing needs. For more information, see below under the caption “Criteria for Director Nominees and Board Diversity.”
Board Composition; Director Independence
Our Board currently consists of five directors: Paul Pickle, Margaret A. Evashenk, Paul F. Folino, Heidi Nguyen and Hoshi Printer. On September 13, 2022, Ms. Evashenk notified us of her decision not to stand for re-election at the Annual Meeting. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated Jason Cohenour and Phu Hoang for election by stockholders at the Annual Meeting. If Mr. Cohenour and Mr. Hoang are both elected by stockholders at the Annual Meeting, our Board will consist of six directors after the Annual Meeting. See “Proposal 1 – Election of Directors” for additional information.
Our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence set forth under applicable securities laws, including applicable rules and regulations of the SEC and applicable listing standards of the Nasdaq Stock Market (“Nasdaq”). The Nasdaq listing standards provide that an independent director is one who the Board affirmatively determines is free of any relationship that would interfere with that individual’s exercise of independent judgment. Our Board has reviewed the relationships between the Company, including our subsidiaries and affiliates, and each Board member. Based on its review, the Board has affirmatively determined that Margaret A. Evashenk, Paul F. Folino, Heidi Nguyen and Hoshi Printer currently have no relationships that would interfere with their exercise of independent judgment and that each of them is “independent” in accordance with applicable listing standards of Nasdaq. In addition, the Board has determined that Jason Cohenour and Phu Hoang will be “independent” in accordance with applicable listing standards of Nasdaq if elected at the Annual Meeting. Paul Pickle was determined not to be independent based on his service as our President and Chief Executive Officer. In addition, the Board previously determined that Bernhard Bruscha was an independent director in accordance with the applicable listing standards of Nasdaq during his service on the Board through his resignation on November 9, 2021.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board with the approval of a majority of the directors then in office or as otherwise provided in our Bylaws. While any director (including the Chief Executive Officer or other management director) is eligible for appointment as the Chairman of the Board, the Board’s current preferred governance structure is to have an independent director serve as Chairman of the Board. If, however, the positions of Chairman of the Board and Chief Executive Officer are held by the same person, our Corporate Governance Guidelines provide that one of our independent directors will be designated by a majority of the independent directors to serve as our Lead Independent Director. The Board is currently led by Paul Folino, our independent Chairman of the Board, a position separate from our Chief Executive Officer and President.

Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.
Risk Oversight
While our management has primary responsibility for identifying and mitigating risks, the Board has overall responsibility for oversight of such risks, with a focus on the most significant risks facing the Company. At least annually, management and the Board jointly review our strategic goals and associated risks. Throughout the year, the Board and the committees to which the Board has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.
The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:
•
The Audit Committee oversees our risk policies and processes relating to financial statements and financial reporting, as well as cybersecurity, investment, capital structure and compliance risks, and the guidelines, policies and processes for monitoring and mitigating those risks.

•	The Compensation Committee oversees risks associated with our incentive plans, the compensation of executive management, and the effect the compensation structure may have on business decisions.
•	The Corporate Governance and Nominating Committee oversees risks related to our governance structure and the evaluation of individual Board members and committees.
The Board’s risk oversight process builds upon management’s enterprise-wide risk assessment and mitigation processes, which include ongoing monitoring of various risks including those associated with long-term strategy and business operations, regulatory and legal compliance and financial reporting.
Our Board believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our leadership structure described under “—Board Leadership Structure” above.
Meetings of the Board
During fiscal 2022, the Board held 7 meetings. Each director attended 100% of the meetings of the Board held during the period of his or her tenure in fiscal 2022.
Executive Sessions
Although the Chief Executive Officer and other members of senior management are invited to attend meetings of the Board, the members of the Board meet in executive session, without executive management present, in conjunction with each of the regularly scheduled meetings of the Board. Each committee of the Board also meets regularly in executive session without executive management present. In addition, the Audit Committee meets quarterly in separate executive sessions with our independent registered public accounting firm and with our Chief Financial Officer.
Director Attendance at Annual Stockholder Meetings
Under our Corporate Governance Guidelines, our directors are expected to attend our annual meetings of stockholders. All of our then-current directors attended the 2021 annual meeting of stockholders.
Committees of the Board
To facilitate independent director review, and to make the most effective use of our directors’ time and capabilities, the Board has established the following standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The responsibilities of each committee are set forth in a written charter, each of which has been approved by the Board. Each standing committee reviews and assesses the adequacy of its charter on an annual basis. Each such charter is available under the “About Us – Investor Relations” section of our website at www.lantronix.com. The Board is permitted to establish other committees from time to time as it deems appropriate.

Current committee membership and the number of meetings of each committee in fiscal 2022 are shown in the table below. Paul Pickle and Heidi Nguyen are not currently members of any committee. Each of the incumbent directors who were members of a committee attended 100% of the meetings held by each committee of the Board on which he or she served during the period of his or her tenure in fiscal 2022.
	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee
Margaret A. Evashenk	Member	Chair	Member
Paul F. Folino	Member	Member	Chair
Hoshi Printer	Chair	Member	Member
Number of Fiscal 2022 Meetings	4	4	4
Audit Committee
The Audit Committee is composed of three directors, each of whom is independent in accordance with applicable rules of Nasdaq and meets the Nasdaq financial literacy requirements for audit committee service. In addition, the Board has determined that each of the members of the Audit Committee meets the enhanced independence requirements under the Exchange Act and that Mr. Printer is an “audit committee financial expert” as defined under the rules of the SEC.
The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our independent registered public accounting firm, risk assessment and risk management, and finance and accounting functions. The Audit Committee also appoints, retains, terminates, determines compensation for, and oversees our independent registered public accounting firm, reviews the scope of the audit by our independent registered public accounting firm, and reviews the effectiveness of our accounting and internal control functions. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, accounting or other advisers as the Audit Committee deems necessary to carry out its duties.
In addition, the Audit Committee assists the Board in overseeing the implementation and monitoring of the effectiveness of our Code of Business Conduct and Ethics Policy (“Code of Conduct”). The Audit Committee also reviews, with our management and our independent registered public accounting firm, our policies and procedures with respect to risk assessment and risk management relating to financial statements and financial reporting, as well as cybersecurity, investment, capital structure and compliance risk, and the guidelines, policies and processes for monitoring and mitigating those risks. The Audit Committee is also responsible for the review and approval of related party transactions.
Compensation Committee
The Compensation Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards for compensation committee service. The Board has determined that each of the members of the Compensation Committee meets the enhanced independence requirements of Nasdaq and is a “non-employee director” as that term is defined under Rule 16b-3 of the Exchange Act.
The Compensation Committee determines our overall policies on compensation and determines the compensation of our Chief Executive Officer and other executive officers. In addition, the Compensation Committee administers our equity incentive plans and reviews the philosophy and policies behind, and any material risks created by, the salary, bonus and equity compensation arrangements for all employees. The Compensation Committee also makes recommendations to the Board with respect to amendments to our equity incentive plans. The Compensation Committee also reviews and recommends to the Board the compensation of directors. The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, compensation, accounting or other advisers as the Compensation Committee deems necessary to carry out its duties. For fiscal 2022, the Compensation Committee retained Compensation Strategies, Inc. to assist in a review of the executive compensation practices at a peer group of companies. As described further under “Executive

Compensation — Independent Compensation Consultants” below, the compensation committee has assessed the independence of Compensation Strategies, Inc. and has concluded that its engagement of Compensation Strategies, Inc. does not raise any conflict of interest with the Company or any of its directors or executive officers. No other compensation consultants were retained for fiscal 2022.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards.
The Corporate Governance and Nominating Committee makes recommendations to the Board regarding candidates for election as directors and is otherwise responsible for matters relating to the nomination of directors, including evaluating the “independence” of directors and director nominees against the independence requirements of the Nasdaq listing standards, SEC rules and other applicable laws. The Corporate Governance and Nominating Committee assists with the structure and membership of Board committees.
The Corporate Governance and Nominating Committee reviews our corporate governance policies and procedures and recommends to the Board changes it deems appropriate. The Corporate Governance and Nominating Committee also oversees the Board and committee self-assessment and director performance evaluation process.
Advisory Board
In September 2021, the Board established an Advisory Board to enhance the Company’s strategic development, acquire additional expertise of industry leaders, and enable former members of the Board or the Company’s management to continue to make significant contributions to the Company. The Advisory Board currently consists of Bernhard Bruscha, who is also the Chair of the Advisory Board. On September 14, 2022, the Board appointed Margaret Evashenk to the Advisory Board, effective immediately after the Annual Meeting. The charter for the Advisory Board is available under the “About Us – Investor Relations” section of our website at www.lantronix.com.
Criteria for Director Nominees and Board Diversity
The Board believes that it should be composed of directors with diverse, complementary backgrounds and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their respective fields and have the ability to quickly grasp complex principles of business, finance and technology. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders.
When considering a candidate for director, the Corporate Governance and Nominating Committee takes into account a number of factors, including the following:
•	Independence from management;
•	Depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;
•	Education and professional background;
•	Judgment, skill, integrity and reputation;
•	Existing commitments to other businesses as a director, executive or owner;
•	Personal conflicts of interest, if any; and
•	The size and composition of our existing Board.
In general, candidates who hold or who have held an established executive-level position in a technology company are preferred. The Board’s consideration of diversity as one of the criteria for director nominations is primarily focused on evaluating a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, given the then-existing composition of the Board as a whole.
When seeking candidates for director, the Corporate Governance and Nominating Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the Corporate Governance and Nominating Committee may use the services of third party search firms to assist in the identification and review of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Corporate Governance and Nominating Committee will interview that candidate if it believes the candidate might be suitable. The Corporate Governance and Nominating Committee may also ask the candidate to meet with other members of the Board and with management. If the Corporate Governance and Nominating Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s appointment or election. The Corporate Governance and Nominating Committee applies the same standards of review to all prospective candidates for director, regardless of who initially brings them to the Corporate Governance and Nominating Committee’s attention.
Following is a summary of the diversity and demographic background of our directors (as self-identified):
Board Diversity Matrix (As of September 14, 2022)
Total Number of Directors	5
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	3	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Code of Conduct and Complaint Procedures
We have adopted a Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct operates as a tool to help our directors, officers and employees understand and adhere to the high ethical standards we expect. The Code of Conduct is posted under the “About Us – Investor Relations” section of our website at www.lantronix.com. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors on our website at www.lantronix.com.
Concerns relating to accounting, internal controls or auditing matters should be brought to the attention of the Chair of the Audit Committee, and will be handled in accordance with procedures established by the Audit Committee with respect to such matters.
Securities Trading Policy/Hedging Prohibition
Our Insider Trading Policy prohibits directors, officers, and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. In addition, this policy is designed to ensure compliance with all insider trading rules.
Arrangements with Directors or Executive Officers
No arrangement or understanding exists between any of our directors or executive officers and any other person, pursuant to which any of them were selected as our director or executive officer.
No Legal Proceedings
There are no legal proceedings related to any of our directors or executive officers which must be disclosed pursuant to applicable SEC regulations.

Stockholder Communications with the Board
Stockholders and other interested parties may communicate with any director, the entire Board or any committee of the Board by sending a letter to the director, the Board or the committee, addressed to Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618, Attention: Corporate Secretary. Unless the letter is marked “confidential,” our Corporate Secretary will review the letter, categorize it and forward it to the appropriate person. Any stockholder communication marked “confidential” will be logged as “received” and forwarded to the appropriate person without review.
Our Corporate Secretary will generally not forward communications that are unrelated to the duties and responsibilities of the Board or a committee of the Board, such as product or commercial inquiries or complaints, resumes and other job inquiries, surveys and general business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal, patently offensive or similarly inappropriate or unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any director upon request.
Compensation of Non-Employee Directors
Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. In fiscal 2022, we provided the annual compensation described below to directors who are not employees of the Company or any of our subsidiaries (“non-employee directors”).
Cash Compensation
Under our Non-Employee Director Compensation Policy as amended by the Board in September 2021, each non-employee director was entitled to receive the following cash compensation for board services, as applicable:
•	$36,000 annual retainer for service as a Board member;
•	$20,000 additional annual retainer for service as Chairman of the Board; and
•
$12,500 additional annual retainer for service as Chair of the Audit Committee, $10,000 additional annual retainer for service as Chair of the Compensation Committee and $10,000 additional annual retainer for service as Chair of the Corporate Governance and Nominating Committee.

In August 2022, the Board approved an increase in the annual retainer for service as a Board member to $50,000, an increase in the additional annual retainer for the Chairman of the Board to $35,000, and an increase in the additional annual retainer for the Chair of the Audit Committee to $15,000, in each case effective November 8, 2022.
Under the Non-Employee Director Compensation Policy, directors are not paid fees for service as members on any of our standing committees, apart from the Chair fees discussed above. Further, directors are not paid meeting fees, except that (1) each non-employee director will be paid a meeting fee of $1,000 for each Board meeting attended in person or by telephone in excess of 12 meetings during the fiscal year; and (2) each non-employee director will be paid a meeting fee of $1,000 for attending in person or by telephone each meeting of a standing committee of which he or she is a member in excess of 12 meetings per committee during the fiscal year.
Equity Award Program
In September 2021, the Board amended our Non-Employee Director Compensation Policy to provide that each of the non-employee directors elected at our annual meeting of stockholders each year, effective as of the 2021 annual meeting, will receive an award of RSUs, with the number of RSUs for each grant to be determined by dividing $60,000 by the average of the closing prices of a share of our common stock for the last 30 trading days of the fiscal quarter preceding the fiscal quarter in which the grant is made. Each such RSU award will be scheduled to vest as to 50% of the award six months after the grant date and as to the other 50% of the award on the earlier of the first anniversary of the grant date and the day immediately preceding the next annual meeting of stockholders. If a non-employee director is appointed to the Board other than at the time of an annual meeting of stockholders, the director will receive an initial award of RSUs with a value as of the grant date of $60,000 applying the methodology described above and pro-rated based on the period of the director’s service on the Board during the one-year period following the last annual meeting. This initial award will be scheduled to vest in two installments on the same vesting dates as the annual awards granted to non-employee directors at the last annual meeting (with the RSUs subject to the award allocated proportionately between the two vesting dates based on the director’s period of service on the Board), or if the initial award is granted more than six months after the last annual meeting, the award will be scheduled to vest in one installment on the earlier of the first anniversary of the date of the last annual meeting and the day immediately preceding the next annual meeting. In addition, if a change in control of the Company occurs, all annual and initial grants of RSUs to non-employee directors that are then outstanding will vest in full upon (or immediately prior to) the closing of the transaction.
In August 2022, the Board approved an increase in the value of annual equity awards to our non-employee directors (and the related value for pro-rated equity awards to newly-appointed directors) to $75,000, effective November 8, 2022.
The Board may change the terms of our director compensation program from time to time.
Reimbursements
Under the Non-Employee Director Compensation Policy, non-employee directors will be reimbursed for their reasonable out of pocket expenses, including travel expenses incurred to attend meetings up to a maximum of $2,000 per meeting requiring travel.
Non-Employee Director Compensation Table
The table below sets forth the compensation earned by our non-employee directors during fiscal 2022. The compensation paid to Mr. Pickle, who is also employed by us, is presented below in the Summary Compensation Table and the related explanatory tables. Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(6)	Option Awards ($)(1)(6)	All Other Compensation ($)	Total ($)
Bernhard Bruscha(3)	—	—	50,162	4,000	54,162
Margaret A. Evashenk(4)	45,375	99,932	—	2,966	148,273
Paul F. Folino	59,750	99,932	—	—	159,682
Heidi Nguyen(5)	27,000	99,932	—	—	126,932
Hoshi Printer	47,875	99,932		—	147,807
(1)
The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 6 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K, which was filed with the SEC on August 29, 2022.

(2)
In accordance with our Non-Employee Director Compensation Policy described above, following the Company’s 2021 annual meeting of stockholders, Messrs. Folino and Printer, Ms. Evashenk, and Dr. Nguyen were each awarded 10,084 RSUs.

(3)
Mr. Bruscha retired from the Board effective November 9, 2021 (the date of our 2021 annual meeting of stockholders). For his services on the Board during fiscal 2021, Mr. Bruscha elected not to receive a cash fee and was provided a travel stipend of $4,000. In connection with Mr. Bruscha’s appointment as the Chair of our Advisory Board as described above, he was granted an option in February 2022 to purchase 10,623 shares of our common stock at an exercise price of $7.44 per share, which was equal to the closing price of our common stock on the grant date. The option is scheduled to vest in nine monthly installments following the grant date. The number of shares subject to the option was determined by dividing $50,000 by the per-share fair value of the Company’s stock option awards as of the grant date (based on the assumptions then used to value the Company’s stock options for financial statement purposes).

(4)	Ms. Evashenk is not standing for re-election at the Annual Meeting.
(5)	Dr. Nguyen was elected to the Board on November 9, 2021.
(6)	Outstanding Non-Employee Director Equity Awards at 2022 Fiscal Year End
The following table shows the total number of RSUs outstanding, and total number of shares of our common stock subject to outstanding stock options, as of June 30, 2022 for each person who served as a non-employee director during fiscal 2022:
Name	RSUs Outstanding (#)	Option Awards Outstanding (#)
Bernhard Bruscha	—	135,623
Margaret A. Evashenk	5,042	—
Paul F. Folino	5,042	—
Heidi Nguyen	5,042	—
Hoshi Printer	5,042	75,000

Director Stock Ownership Requirements
The Board encourages its members to acquire and hold stock in the Company to link the interests of the directors to the stockholders. The Board has adopted stock ownership guidelines for the non-employee directors of the Company. Under the guidelines, our non-employee directors are each expected to own shares of our common stock with a value equal to three times the annual cash retainer for such director. Progress toward the achievement of these ownership guidelines is based on shares purchased in the open market, or acquired through option exercises or vesting of RSUs. The value of the shareholdings is based on the greater of (1) the closing price of a share of our common stock as of the most recent fiscal year end, or (2) the acquisition value of the shares, determined based upon the purchase price for open market purchases and the fair market value of shares on the date of issuance in the case of shares issued upon the exercise of stock options or settlement of RSUs. The guidelines provide that non- employee directors are expected to establish the minimum ownership levels within five years of adoption of the guidelines or within five years of appointment as a new non-employee director of the Company. Neither the Board nor the Compensation Committee has established stock ownership guidelines for members of the Board who are employees of the Company.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of five directors. The Corporate Governance and Nominating Committee has recommended to the Board, and the Board has approved, the nomination of the following six nominees for election as directors at the Annual Meeting, each to serve a one-year term until the 2023 annual meeting of stockholders and until the director’s successor has been duly elected and qualified, or until the director’s earlier resignation or removal: Paul Pickle, Jason Cohenour, Paul F. Folino, Phu Hoang, Heidi Nguyen and Hoshi Printer. Mr. Cohenour and Mr. Hoang are not currently directors of the Company and will stand for election to the Board for the first time at the Annual Meeting.
Margaret A. Evashenk is not standing for re-election at the Annual Meeting. Mr. Cohenour and Mr. Hoang are each standing for election to our Board of Directors for the first time. Mr. Cohenour was initially identified as a potential director nominee by Mr. Pickle, our Chief Executive Officer, and Mr. Hoang was initially identified as a potential director nominee by Bernhard Bruscha, the Chair of our Advisory Board and Managing Director of TL Investment GmbH, our largest stockholder. Messrs. Folino and Printer then followed up and interviewed Mr. Cohenour and Mr. Hoang, as did Ms. Nguyen and Mr. Pickle. The Corporate Governance and Nominating Committee had further discussions about the potential candidates at a Committee meeting and then recommended both Mr. Cohenour and Mr. Hoang to the Board as director nominees for election at the Annual Meeting. The Board, in turn, discussed and unanimously approved the Corporate Governance and Nominating Committee’s recommendation.
Other than Mr. Cohenour and Mr. Hoang, each of the nominees presently serves as a director and has served continuously as a director since the date indicated in the nominee’s biography below. All nominees have consented to be named and have indicated their intent to serve if elected.
Information About the Director Nominees
The following table sets forth certain information, in each case as of October 7, 2022, concerning the nominees for director:
Name	Age	Director Since	Position With Lantronix
Paul Pickle	52	2019	President, Chief Executive Officer and Director
Jason Cohenour	61	—	Director Nominee
Paul F. Folino	77	2012	Chairman of the Board
Phu Hoang	54	—	Director Nominee
Heidi Nguyen	57	2021	Director
Hoshi Printer	80	2010	Director
Ms. Evashenk is not standing for re-election at the Annual Meeting. The following is a description of the business experience, qualifications, skills and educational background of each of the director nominees, including each nominee’s relevant business experience:
Paul Pickle has served as our President and Chief Executive Officer, and as a member of our Board, since April 2019. Before joining the Company, Mr. Pickle served as President and Chief Operating Officer of Microsemi Corporation, a leading provider of semiconductor and system solutions, from November 2013 until Microsemi was acquired by Microchip Technology Inc. in May 2018. Prior to his position as President and Chief Operating Officer, he served Microsemi as Executive Vice President, leading business operations of the company’s Integrated Circuits group, where he played an integral role in the planning, developing, and execution of Microsemi’s leading edge IC solutions for communications, industrial, aerospace, and defense/security markets.
Mr. Pickle possesses significant experience in our industry and contributes detailed day-to-day knowledge of our Company’s strategy and operations to the Board.
Jason Cohenour served as President, Chief Executive Officer and a director of Sierra Wireless, Inc., a manufacturer of high-performance cellular networking for mission critical applications, from 2005 until June 2018, and held other senior management positions with Sierra Wireless, including Chief Operating Officer, from 1996 until 2005. Mr. Cohenour is a director of CalAmp Corp. (Nasdaq: CAMP), a connected intelligence company, where he was appointed in June 2019 and serves on the Audit Committee and chairs the Governance and Nominating

Committee; RF Industries Ltd. (Nasdaq: RFIL), a manufacturer of interconnect products and systems for next generation communication services, where he was appointed in September 2022 and serves on the Audit Committee and the Strategic Planning and Capital Allocation Committee; and Blackline Safety Corp. (TSX: BLN), a global leader in connected safety technology. Mr. Cohenour also previously served as a director of Ikanos Communications, Inc. from 2014 until August 2015, when that company was acquired by Qualcomm Atheros, and a director of Epic Data International, Inc. from 2004 to 2010.
Mr. Cohenour was nominated to serve on our Board because of his many years of executive leadership, sales, operations, and international M&A experience in the technology industry and his extensive experience on public company boards of directors, including as a member of audit, compensation and governance committees.
Paul F. Folino has served as a member of our Board since 2012 and as Chairman of the Board since November 9, 2021. Mr. Folino currently serves as Lead Director on the board of directors of Commercial Bank of California, a full-service FDIC-insured community bank. Mr. Folino served in a number of board and executive positions at Emulex from 1993 to May 2015 when Emulex was acquired by Avago Technologies, including as Emulex’s Executive Chairman of the Board from September 2006 to November 2011; as Chief Executive Officer from May 1993 to September 2006; and as Chairman of the Board from 2002 to 2006 and from November 2011 to July 2013. Prior to joining Emulex, Mr. Folino served as President and Chief Operating Officer of Thomas-Conrad Corporation, a manufacturer of local area networking products from 1991 to 1993. He also previously served on the board of directors of CoreLogic, Inc., a provider of consumer, financial and property information, analytics and services to business and government, from July 2011 to June 2021 and as its Chairman of the Board from July 2014 to June 2021. He also served on the board of directors of Microsemi Corporation, a provider of semiconductor solutions, from 2004 until its sale in May 2018.
Mr. Folino’s experience as director of several public companies and his prior experience as an executive in the technology industry provide him with the skills and qualifications to serve on our Board.
Phu Hoang is the founder, and has served since 1997 as Chief Executive Officer and a director of, Virtium LLC, a designer and manufacturer of industrial-grade solid-state storage and memory solutions for the networking, telecommunications, industrial, transportation, rugged computing systems, and other key markets that require data-storage integrity.
Mr. Hoang was nominated to serve on our Board because of his demonstrated record of entrepreneurship and innovation as well as his extensive business, operational and leadership experience as the long-term Chief Executive Officer of a technology company.
Heidi Nguyen has served as a member of our Board since 2021. Dr. Nguyen is currently an Associate Faculty and Subject Matter Expert at Malcolm Baldrige School of Business, Post University, Minnesota, a position she has held since April 2013. From May 2013 to July 2017, Dr. Nguyen was an Associate Faculty and Subject Matter Expert at the ESB Business School of Reutlingen University in Germany. In addition, Dr. Nguyen has served as Vice President of TL Investment GmbH since 2013 and a director of TL Investment GmbH since 2005. Prior to joining TL Investment GmbH, from 1996 to 2002, Dr. Nguyen worked in various industries at different positions for private and public companies, including as Assistant Controller of Zelman Development from 2000 to 2002 and as Accounting Manager of Diversified Imaging Supply from 1998 to 2000.
Dr. Nguyen brings financial and accounting expertise to the Board and is a Vice President and director at TL Investment GmbH, the Company’s largest stockholder.
Hoshi Printer has served as a member of our Board since 2010. Mr. Printer’s background includes four decades of relevant general and financial management experience, including serving as Chief Financial Officer for several technology companies, including the following: Autobytel, an online automotive marketplace; Peerless Systems Corporation, an embedded imaging systems company; Neuron Data, a developer of high-end, client-server, object- and web-oriented tools; Soane Technologies, an ophthalmic and bioscience business; and Catalytica, a developer of environmental technology. From 2005 to 2010, Mr. Printer was a Chief Financial Officer consultant. His clients included Private Access, Inc., a technology company, Avamar Technologies, Inc., a provider of enterprise data storage software, and Path 1 Network Technologies, a provider of television over IP technology to broadcasters. Mr. Printer also served as the divisional Vice President of Finance for Xerox Corporation.

Mr. Printer’s financial expertise, exemplified by his background and experience in a number of companies as a senior financial officer, and his broad experience with technology companies make him a valuable asset to the Board and qualify him to serve as an audit committee financial expert and Chair of the Audit Committee.
Required Vote
A director nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected to the Board. In other words, the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee’s election. Abstentions and broker non-votes will not be treated as votes cast and will not be counted in determining the outcome of a director’s election.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE SIX NOMINEES SET FORTH ABOVE.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has appointed Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accountants for our fiscal year ending June 30, 2023. On November 3, 2020, Squar Milner LLP formally notified the Company that, as a result of Squar Milner’s combination with Baker Tilly effective on November 1, 2020, Squar Milner was resigning, effective immediately, as our independent registered public accountants. Also on November 3, 2020, Baker Tilly, as successor in interest to Squar Milner, was engaged as our independent registered public accountants.
Representatives of Baker Tilly are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. Although we are not required to seek stockholder ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accountants any time during the year if the Audit Committee determines that the change would be in our best interests.
Fees Paid to the Principal Accountants
The following table presents the aggregate fees billed for each of the last two fiscal years for professional services rendered by Squar Milner LLP and its successor Baker Tilly:
	Year Ended June 30,
Fee Category	2022	2021
Audit fees	$254,000	$192,500
Audit-related fees	27,000	25,000
Tax fees	80,000	175,500
All other fees	—	—
Total fees	$361,000	$393,000
Audit Fees. Consist of fees billed for (i) professional services rendered for the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, (ii) additional reviews of our consolidated financial statements related to our two acquisitions of Intrinsyc Technologies Corporation in January 2020 and the Transition Networks and Net2Edge businesses of Communications Systems, Inc. in August 2021, and (iii) other services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” These fees were related to the audits of our 401(k) employee benefit plan and our 2013 Employee Stock Purchase Plan.
Tax Fees. Consist of fees billed for professional services, including tax advice, tax planning, preparation of returns relating to federal, state and international taxes and certain transfer pricing matters.
All Other Fees. There were no fees billed by our independent registered public accountants for other services in fiscal 2022 or fiscal 2021.
Pre-Approval of Services
The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by our independent registered public accountants has received general pre-approval, it requires specific pre-approval by the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. At least annually, the Audit Committee reviews and pre-approves the services that may be provided by our independent registered public accountants without obtaining specific pre-approval from the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accountants to management. The Audit Committee may delegate, and has delegated, pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre- approval decisions to the Audit Committee at its next scheduled meeting. The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Our Audit Committee pre-approved all audit, audit-related, tax and other services performed by Squar Milner LLP and its successor Baker Tilly, as applicable, in fiscal 2021 and in fiscal 2022.
Required Vote
Approval of the non-binding, advisory proposal to ratify the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2023 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2023.

PROPOSAL 3
ADVISORY APPROVAL OF COMPENSATION FOR NAMED EXECUTIVE OFFICERS
At the Annual Meeting, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers, which is described in the section titled “Executive Compensation” in this proxy statement. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of the Company hereby approve the compensation paid and payable to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion set forth under the section titled ‘Executive Compensation’ in this proxy statement.”
Our executive compensation program is designed to provide a competitive level of compensation necessary to align the financial interests of our executives with those of our stockholders, to motivate our executives to achieve short-term and long-term corporate goals that the Compensation Committee believes will enhance stockholder value, and to attract and retain talented and experienced executives. In order to align executive pay with both our performance and our stockholders’ interests, a significant portion of compensation paid to our named executive officers is allocated to performance-based, short- and long-term incentive programs, to make executive pay dependent on our performance (or “at risk”), and in the case of equity awards a value dependent on our stock price. In addition, we intend that as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of that executive officer’s total compensation deemed “at risk” should increase.
We urge our stockholders to read the Executive Compensation section of this proxy statement, which more thoroughly discusses how our compensation philosophy is implemented through our compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.
We are requesting stockholder approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement, pursuant to the SEC’s compensation disclosure rules. This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the stockholder vote on this proposal when assessing any potential changes to our compensation philosophy and policies.
The Company’s current policy is to provide our stockholders with an advisory vote on the compensation paid to our named executive officers each year at the annual meeting of stockholders. It is expected that the next advisory vote on the compensation paid to our named executive officers will be held at the 2023 annual meeting of stockholders.
Required Vote
The non-binding, advisory approval of the compensation paid to our named executive officers as disclosed in this proxy statement requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal and broker non- votes will not be counted in determining the outcome of this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4
APPROVAL OF AMENDMENTS TO 2020 PERFORMANCE INCENTIVE PLAN
At the Annual Meeting, stockholders will be asked to approve the following amendments to the Lantronix, Inc. 2020 Performance Incentive Plan (the “2020 Plan”), which were adopted, subject to stockholder approval, by the Board of Directors on August 9, 2022:
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Increase in Share Limit. The 2020 Plan currently limits the aggregate number of shares of the Company’s Common Stock that may be delivered pursuant to awards granted under the plan to 3,549,047 shares. The proposed amendments to the 2020 Plan would increase the aggregate number of shares of the Company’s Common Stock available for award grants under the plan by 1,800,000 shares (so that the new aggregate share limit for the 2020 Plan would be 5,349,047 shares).

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Changes in Share-Counting Rules. The 2020 Plan currently provides that shares that are exchanged by a participant or withheld by the Company to pay the exercise price of any award granted under the 2020 Plan or the Company’s Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”), as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award under the 2020 Plan or the 2010 Plan, will be available for new awards under the 2020 Plan. The proposed amendments to 2020 Plan provide that any such shares withheld to satisfy the exercise price or tax withholding obligations of awards under the 2020 Plan or the 2010 Plan will not be available for new awards under the 2020 Plan. In addition, the proposed amendments to the 2020 Plan also provide that upon exercise of a stock appreciation rights award settled in shares, the gross number of underlying shares as to which the exercise relates will be counted against the plan’s share limit (as opposed to only counting the shares actually issued as currently provided in the 2020 Plan).

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Clarification as to Dividend Equivalents. The proposed amendments to the 2020 Plan clarify that any dividends and/or dividend equivalents credited to a participant as to an unvested award will be subject to the same vesting requirements as the corresponding portion of the award to which they relate.

As of September 14, 2022, a total of 4,369,024 shares of the Company’s Common Stock were then subject to outstanding awards granted under the Company’s equity incentive plans (including 2,421,808 shares that were then subject to outstanding awards under the 2020 Plan), and an additional 881,837 shares of the Company’s Common Stock were then available for new award grants under the 2020 Plan. In addition, as of September 14, 2022, a total of 1,011,234 shares of the Company’s common stock were then subject to outstanding awards granted under the 2010 Plan, and a total of 935,982 shares of the Company’s common stock were then subject to outstanding awards granted to certain officers and other employees (including certain grants made pursuant to the Lantronix, Inc. 2010 Inducement Equity Incentive Plan (the “2010 Inducement Plan”)) as an inducement to their commencing employment with the Company (the “Inducement Awards”). No new awards may be granted under the 2010 Inducement Plan.
The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the 2020 Plan are an important attraction, retention and motivation tool for participants in the plan. Our Board of Directors approved the proposed share increase for the 2020 Plan based on a belief that the number of shares currently available for new award grants under the plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. Our Board of Directors believes that the additional shares that would be available for grant under the 2020 Plan will give us greater flexibility to structure future incentives and better attract, retain and reward our executives and key employees.
If stockholders do not approve this 2020 Plan proposal, the Company will continue to have the authority to grant awards under the 2020 Plan as it was previously in effect, without giving effect to the proposed amendments.
Summary Description of the 2020 Performance Incentive Plan
The principal terms of the 2020 Plan, including the proposed amendments described above, are summarized below. The following summary is qualified in its entirety by the full text of the 2020 Plan (as proposed to be amended), which appears as Exhibit A to this Proxy Statement.

Purpose. The purpose of the 2020 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.
Administration. Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2020 Plan. Our Board of Directors has delegated general administrative authority for the 2020 Plan to the Compensation Committee. The Board of Directors or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2020 Plan. (The appropriate acting body, be it the Board of Directors or a committee or other person within its delegated authority is referred to in this proposal as the “Administrator”).
The Administrator has broad authority under the 2020 Plan, including, without limitation, the authority:
•	to select eligible participants and determine the type(s) of award(s) that they are to receive;
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to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

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to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;
•	subject to the other provisions of the 2020 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;
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to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2020 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

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to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the 2020 Plan; and
•	to construe and interpret the 2020 Plan, make rules for the administration of the 2020 Plan, and make all other determinations for the administration of the 2020 Plan.
No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the 2020 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of September 14, 2022, approximately 370 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of our four non-employee directors, were considered eligible under the 2020 Plan. No consultants or advisors engaged by the Company and its subsidiaries were then considered eligible under the 2020 Plan.
Aggregate Share Limit. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2020 Plan equals the sum of the following (such total number of shares, the “Share Limit”):
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3,549,047 shares (consisting of 2,500,000 authorized for grants under the 2020 Plan upon the adoption of the plan, plus 1,049,047 shares originally authorized for grants under the 2010 Plan that became available for grants under the 2020 Plan upon adoption of the 2020 Plan), plus

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the number of any shares subject to stock options granted under the 2010 Plan and outstanding as of September 15, 2020 (the date of stockholder approval of the 2020 Plan) which expire, or for any reason are cancelled or terminated, after that date without being exercised (which, for purposes of clarity, will become available for award grants under the 2020 Plan on a one-for-one basis), plus

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the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2010 Plan that were outstanding and unvested as of September 15, 2020 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested.

If stockholders approve the proposed amendments to the 2020 Plan, the Share Limit will be increased by 1,800,000 shares.
As of September 14, 2022, 881,837 shares were available for additional award grant purposes under the 2020 Plan, 60,623 shares were subject to stock options then outstanding under the 2020 Plan, and 2,361,185 shares were subject to restricted stock and restricted stock unit awards (including the target number of shares subject to performance-based awards) then outstanding under the 2020 Plan.
Additional Share Limit. The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 2,500,000 shares. (For clarity, any shares issued in respect of incentive stock options granted under the 2020 Plan will also count against the overall Share Limit above.)
Share-Limit Counting Rules. The Share Limit of the 2020 Plan is subject to the following rules:
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Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2020 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2020 Plan.

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Except as described below, to the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the 2020 Plan, the gross number of underlying shares as to which the exercise related shall be counted against the Share Limit, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be counted against the Share Limit with respect to such exercise.)

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Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of any award granted under the 2020 Plan on or after the date of the 2022 annual meeting of stockholders (the “2022 Annual Meeting Date”), as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award after the 2022 Annual Meeting Date, will be counted against the Share Limit and will not be available for subsequent awards under the 2020 Plan.

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In addition, shares that are exchanged by a participant or withheld by the Company after the 2022 Annual Meeting Date, as full or partial payment in connection with any award granted under the 2010 Plan, as well as any shares exchanged by a participant or withheld by the Company after the 2022 Annual Meeting Date to satisfy the tax withholding obligations related to any award granted under the 2010 Plan, will not be available for new awards under the 2020 Plan.

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To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2020 Plan.

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In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit.)

In addition, the 2020 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2020 Plan. The Company may not increase the applicable share limits of the 2020 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).
Types of Awards. The 2020 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2020 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.
A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2020 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2020 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.
A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.
The other types of awards that may be granted under the 2020 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.
Any awards under the 2020 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.
Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2020 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).
Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2020 Plan will not automatically become fully vested pursuant to the provisions of the 2020 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2020 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2020 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the named executive officers in connection with a termination of employment and/or a change in control of the Company, please see the “Severance and Change in Control Arrangements with Named Executive Officers” section below in this Proxy Statement.
Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the 2020 Plan, awards under the 2020 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2020 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.
No Limit on Other Authority. The 2020 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.
Termination of or Changes to the 2020 Plan. The Board of Directors may amend or terminate the 2020 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of Directors. Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2020 Plan will terminate on August 30, 2030. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.
U.S. Federal Income Tax Consequences of Awards under the 2020 Plan
The U.S. federal income tax consequences of the 2020 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2020 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the 2020 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the 2020 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former Named Executive Officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.
Specific Benefits under the 2020 Performance Incentive Plan
The Company has not approved any awards that are conditioned upon stockholder approval of this 2020 Plan proposal. The Company is not currently considering any other specific award grants under the 2020 Plan, other than the annual grants of equity awards to our non-employee directors described in the following paragraph. If the proposed amendments to the 2020 Plan had been in effect in fiscal 2022, the Company expects that its award grants for fiscal 2022 would not have been substantially different from those actually made in that year under the 2020 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2022, see the material under the heading “Executive Compensation” below.
As described under “Compensation of Non-Employee Directors” above, our Non-Employee Director Compensation Policy provides for each non-employee director to receive an award of restricted stock units at our annual meeting of stockholders, with the number of shares subject to the award determined by dividing $75,000 by the average of the closing prices of a share of our common stock for the last 30 trading days of the fiscal quarter preceding the fiscal quarter in which the grant is made. Assuming, for illustrative purposes only, that the price of our common stock used for the conversion of the dollar amount set forth above into shares is $5.60 (the closing price of our common stock on September 14, 2022), the number of shares that would be allocated to our five non-employee directors as a group pursuant to the annual grant formula would be 535,715 shares. This figure represents the aggregate number of shares that would be subject to the annual grants under the director equity grant program for 2022 through 2029 (the eight annual meeting dates in the remaining term of the 2020 Plan) based on that assumed stock price. This calculation also assumes that there are no new eligible directors, there continue to be five eligible directors seated and there are no changes to the awards granted under the director equity grant program or the timing of such awards.
The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards. In addition to awards granted under the 2020 Plan, the 2010 Plan and the Inducement Awards noted above, the Company also maintains the 2013 Employee Stock Purchase Plan (the “ESPP”). The ESPP generally provides for broad-based participation by employees of the Company (and certain of its subsidiaries) and affords employees who elect to participate an opportunity to purchase shares of the Company’s common stock at a discount. Certain information regarding the number of shares of Company common stock available for issuance under the ESPP is included under the heading “Equity Compensation Plan Information” below. The discussion that follows in this “Specific Benefits” section does not include any shares that have been purchased under, may be purchased in the current purchase period under, or that remain available for issuance or delivery under the ESPP.

“Overhang” refers to the number of shares of the Company’s common stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of shares of the Company’s common stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the 2020 Plan, that were subject to outstanding stock options granted under the 2020 Plan, and that were then available for new award grants under the 2020 Plan as of June 30, 2022 and as of September 14, 2022. (In this 2022 Plan proposal, the number of shares of the Company’s common stock subject to restricted stock and restricted stock unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards. For awards subject to performance-based vesting requirements, the number of shares presented is based on the target level of performance.)
	As of June 30, 2022	As of September 14, 2022
Shares subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards)	711,452	1,079,411
Shares subject to outstanding performance-based vesting restricted stock and restricted stock unit awards	689,426	1,281,774
Shares subject to outstanding stock options	60,623	60,623
Shares available for new award grants	2,088,246	881,837
As of June 30, 2022, a total of 3,527,495 shares of the Company’s common stock were subject to all outstanding awards granted under the Company’s equity compensation plans (including the shares then subject to outstanding awards under the 2020 Plan, the 2010 Plan and the Inducement Awards, as well as outstanding awards assumed by the Company in connection with acquisitions, but exclusive of shares that employees may purchase under the ESPP), of which 1,114,656 shares were then subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 1,029,923 shares were then subject to outstanding performance-based vesting restricted stock and restricted stock unit awards, and 1,382,916 shares were then subject to outstanding stock options. As of September 14, 2022, a total of 4,369,024 shares of the Company’s common stock were subject to all outstanding awards granted under the Company’s equity compensation plans (including the shares then subject to outstanding awards under the 2020 Plan, the 2010 Plan and the Inducement Awards, as well as outstanding awards assumed by the Company in connection with acquisitions, but exclusive of shares that employees may purchase under the ESPP), of which 1,399,926 shares were then subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 1,622,271 shares were then subject to outstanding performance-based vesting restricted stock and restricted stock unit awards, and 1,346,827 shares were then subject to outstanding stock options.
The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 25,281,000 shares issued and outstanding in fiscal 2020; 28,708,000 shares issued and outstanding in fiscal 2021; and 32,671,000 shares issued and outstanding in fiscal 2022. The number of shares of the Company’s common stock issued and outstanding as of June 30, 2022 and September 14, 2022 was 35,129,301 and 36,043,286 shares, respectively.
“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2020 Plan, the 2010 Plan and the Inducement Awards in each of the last three fiscal years, and to date (as of September 14, 2022) for fiscal 2023, are as follows:
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1,608,718 shares in fiscal 2020 (which was 6.4% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2020), of which 416,816 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 985,000 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and 206,902 shares were subject to stock options;

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860,375 shares in fiscal 2021 (which was 3.0% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2021), of which 395,375 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 415,000 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and 50,000 shares were subject to stock options;

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1,224,097 shares in fiscal 2022 (which was 3.7% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2022), of which 700,717 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 412,757 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and 110,623 shares were subject to stock options; and

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1,206,409 shares in fiscal 2023 through September 14, 2022 (which was 3.3% of the number of shares of the Company’s common stock issued and outstanding on September 14, 2022), of which 476,480 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 729,929 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and 0 shares were subject to stock options.

Thus, the total number of shares of the Company’s common stock subject to awards granted under the 2020 Plan, the 2010 Plan and the Inducement Awards per year over the last three fiscal years (fiscal 2020, 2021 and 2022) has been, on average, 4.4% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year, and this percentage is consistent with the Company’s fiscal 2023 equity awards through September 14, 2022 (which, as noted above, cover 3.3% of the number of shares of the Company’s common stock issued and outstanding shares on September 14, 2022). Performance-based vesting awards have been included above in the year in which the award was granted. The actual number of performance-based vesting restricted stock and restricted stock unit awards that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 0 in fiscal 2020, 201,273 in fiscal 2021, 628,641 in fiscal 2022, and 947,186 to date (as of September 14, 2022) in fiscal 2023.
The total number of shares of our common stock that were subject to awards granted under the 2020 Plan and the 2010 Plan that terminated or expired, and thus became available for new award grants under the 2020 Plan, in each of the last three fiscal years, and to date (as of September 14, 2022) in fiscal 2023, are as follows: 279,904 in fiscal 2020, 48,012 in fiscal 2021, 328,790 in fiscal 2022, and 53,707 in fiscal 2023. Shares subject to 2020 Plan and 2010 Plan awards that terminated or expired and became available for new award grants under the 2020 Plan have been included when information is presented in this 2020 Plan proposal on the number of shares available for new award grants under the 2020 Plan.
The Compensation Committee anticipates that the 1,800,000 additional shares requested for the 2020 Plan (together with the shares available for new award grants under the 2020 Plan and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2020 Plan through approximately the end of fiscal 2025 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, the number of shares that become available for new award grants pursuant to the terms of the plan (for example, as a result of award forfeitures), whether and the extent to which any applicable performance-based vesting requirements are satisfied, and how the Company chooses to balance total compensation between cash and equity-based awards.
The closing market price for a share of the Company’s common stock as of September 14, 2022 was $5.60 per share.

Aggregate Past Grants Under the 2020 Performance Incentive Plan
As of September 14, 2022, awards covering 2,927,073 shares of the Company’s Common Stock had been granted under the 2020 Plan. (This number of shares includes all shares subject to awards before giving effect to forfeitures and performance-based awards measured at the targeted level of performance.) The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock and restricted stock units vesting prior to and option and unvested restricted stock and restricted stock units holdings as of that date.
	STOCK OPTIONS				RESTRICTED STOCK/UNITS
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Exercise	Number of Shares Underlying Options as of September 14, 2022		Number of Shares/ Units Subject to Past Grants	Number of Shares/ Units Vested as of 9/14/22	Number of Shares/Units Outstanding and Unvested as of 9/14/22
			Exercisable	Unexercisable
Named Executive Officers:
Paul Pickle	0	0	0	0	340,374	52,630	287,744
Jeremy R. Whitaker	0	0	0	0	219,948	36,819	183,129
Roger Holliday	0	0	0	0	154,691	27,232	127,459
Fathi Hakam	0	0	0	0	149,691	25,565	124,126
Total for All Current Executive Officers (4 persons, including the Named Executive Officers):	0	0	0	0	864,704	142,246	722,458

Non-Executive Director Group(1):
Margaret A. Evashenk	0	0	0	0	20,084	15,042	5,042
Paul F. Folino	0	0	0	0	20,084	15,042	5,042
Heidi Nguyen	0	0	0	0	10,084	5,042	5,042
Hoshi Printer	25,000	0	25,000	0	10,084	5,042	5,042
Total for Non-Executive Director Group (4 persons):	25,000	0	25,000	0	60,336	40,168	20,168
Each other person who has received 5% or more of the options, warrants or rights under the 2020 Plan	0	0	0	0	552,245	101,253	450,992
All employees, including all current officers who are not executive officers or directors, as a group	35,623	0	33,262	2,361	1,389,165	199,548	1,167,567
Total	60.623	0	58,262	2,361	2,866,450	483,214	2,361,185
(1)	Each of the non-employee directors listed above (other than Ms. Evashenk) is a nominee for re-election at the Annual Meeting.
Equity Compensation Plan Information
For more information on the Company’s equity compensation plans, see the material under the heading “Equity Compensation Plan Information” below.

Required Vote
The approval of the proposed amendments to the 2020 Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal and broker non-votes will not be counted in determining the outcome of this proposal.
Recommendation of the Board of Directors
The Board of Directors believes that the proposed amendments to the 2020 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.
All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 2020 Plan and thus have a personal interest in the approval of this 2020 Plan proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2020 PERFORMANCE INCENTIVE PLAN.

PROPOSAL 5
APPROVAL OF AMENDMENTS TO 2013 EMPLOYEE STOCK PURCHASE PLAN
At the Annual Meeting, stockholders will be asked to approve the following amendments to the Lantronix, Inc. 2013 Employee Stock Purchase Plan (the “ESPP”), which were adopted, subject to stockholder approval, by the Board of Directors on August 9, 2022:
•
Increase in Share Limit. The ESPP currently limits the number of shares of the Company’s Common Stock that may be issued under the plan to 1,300,000 shares. The proposed amendments to the ESPP would increase this share limit by 500,000 shares (so that the new limit on the number of shares that may be issued under the ESPP would be 1,800,000 shares).

•	Extension of Plan Term. The term of the ESPP is currently scheduled to expire on November 12, 2022. The proposed amendments to the ESPP would extend the term of the plan until August 9, 2032.
As of September 14, 2022, of the 1,300,000 shares of Common Stock authorized for issuance under the ESPP, 1,215,000 shares have previously been purchased and 85,000 shares remain available for purchase in the current and future offering periods under the ESPP.
Under the ESPP, shares of Common Stock are available for purchase by eligible employees who elect to participate in the ESPP. Eligible employees are entitled to purchase, by means of payroll deductions, limited amounts of Common Stock during periodic Offering Periods.
The Board of Directors believes that the ESPP helps the Company retain and motivate eligible employees and helps further align the interests of eligible employees with those of the Company’s stockholders. The proposed amendments to the ESPP will help allow us to continue to offer participation in the ESPP in the future.
Summary Description of the ESPP
The principal terms of the ESPP, including the proposed amendments described above, are summarized below. The following summary is qualified in its entirety by the full text of the ESPP (as proposed to be amended), which appears as Exhibit B to this Proxy Statement.
Purpose. The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock at a favorable price and upon favorable terms in consideration of the participating employees’ continued services. The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the Company’s employ and to advance the best interests of the Company and those of the Company’s stockholders.
Operation of the ESPP. The ESPP currently operates in successive six-month periods referred to as “Offering Periods.” The ESPP administrator may change the duration of Offering Periods from time to time in advance of the applicable Offering Period, provided that no Offering Period may be shorter than three months or longer than 27 months. The ESPP administrator may also provide that an Offering Period will consist of multiple “purchase periods,” with a purchase of shares under the ESPP to occur at the end of each such purchase period. However, only one Offering Period may be in effect at any one time.
On the first day of each Offering Period (referred to as the “Enrollment Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of the Company’s common stock. A participant must designate in the election the percentage of the participant’s compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name. A participant generally may elect to terminate, but may not otherwise increase or decrease, his or her contributions to the ESPP during an Offering Period. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.
Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted, or the last day of each purchase period for an Offering Period that consists of multiple purchase periods (each such date on which ESPP options are exercised is referred to as an “Exercise Date”). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the Exercise Date by the Purchase Price for the applicable period. The determination of the “Purchase Price” for each Offering Period (or each purchase period within an Offering Period) will be established by the ESPP administrator in advance of the applicable period, except that in no event may the

Purchase Price be lower than the lesser of (i) 85% of the fair market value of a share of the Company’s common stock on the applicable Enrollment Date, or (ii) 85% of the fair market value of a share of the Company’s common stock on the applicable Exercise Date. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Purchase Price for the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.
Eligibility. Individuals who are employed by the Company (or one of its subsidiaries that has been designated as a participating subsidiary) on the Enrollment Date for an Offering Period are eligible to participate in that Offering Period. As of September 14, 2022, approximately 350 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers) were eligible to participate in the ESPP.
Limits on Authorized Shares; Limits on Contributions. Currently, a maximum of 1,300,000 shares of the Company’s common stock may be issued under the ESPP. If stockholders approve the proposed amendments to the ESPP, this limit will be increased to 1,800,000 shares.
Participation in the ESPP is also subject to the following limits:
•	A participant cannot contribute more than 15% of his or her compensation to the purchase of stock under the ESPP in any one payroll period.
•
A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP in any one calendar year.

•
A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code (the “Code”).

The ESPP administrator may also establish in advance of an Offering Period the maximum number of shares a participant may purchase in that Offering Period. We have the flexibility to change the 15%-contribution and the individual-share limit referred to above from time to time without stockholder approval. However, we cannot increase the aggregate-share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without stockholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Code.
Antidilution Adjustments. As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our stockholders.
Termination of Participation. A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by the Company or one of its participating subsidiaries or the participant is no longer scheduled to work more than 20 hours per week or five months per calendar year.
If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, the participant will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, the participant’s option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.
Transfer Restrictions. A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.
Administration. The ESPP is administered by the Board of Directors or by a committee appointed by the Board of Directors. The Board of Directors has appointed the Compensation Committee of the Board of Directors as the

administrator of the ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.
No Limit on Other Plans. The ESPP does not limit the ability of the Board of Directors or any committee of the Board of Directors to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.
Amendments. The Board of Directors generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Stockholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirement of Section 423 of the Code or to the extent otherwise required by law or applicable listing rules. The ESPP administrator also may, from time to time, without stockholder approval, designate those subsidiaries of the Company whose employees may participate in the ESPP and make certain other administrative changes as authorized by the plan.
Termination. As noted above, the term of the ESPP is currently scheduled to expire on November 12, 2022. If stockholders approve this ESPP proposal, the term of the ESPP will be extended until, and no new Offering Periods will commence under the ESPP on or after, August 9, 2032, unless the Board of Directors terminates the ESPP earlier. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), subject to any provision made by the Board of Directors for the assumption or continuation of the options then outstanding under the ESPP, the Offering Period then in progress will be shortened and the outstanding options will automatically be exercised on a date established by the ESPP administrator that is not more than 10 days before the closing of the transaction.
Federal Income Tax Consequences of the ESPP
Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and does not describe state, local or international tax consequences.
The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.
Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Enrollment Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.
If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Enrollment Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Enrollment Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.
The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the Required Holding Period has been met. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.
Specific Benefits
The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the Company’s common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. If the proposed amendments to the ESPP had been in effect in fiscal 2022, we do not expect that the number of shares purchased by participants in the ESPP during that fiscal year would have been materially different than the number of shares actually purchased in that fiscal year. For the offering period from November 16, 2021 to May 15, 2022, the aggregate number of shares of common stock purchased under the ESPP was 101,285. Accordingly, based on the number of shares purchased in that offering period, we would estimate that the shares available for issuance under the ESPP if stockholders approve this proposal would permit us to continue to offer the ESPP for approximately three more years. However, because benefits under the ESPP may change based on any number of variables, including, without limitation, the fair market value of the Company’s common shares at various future dates, the number of our employees who elect to participate in the ESPP, and the amount employees elect to contribute, it is not possible to determine the benefits that will be received by employees, or the number of years we will be able to continue to offer the ESPP, if the proposed amendments to the ESPP are approved by the stockholders.
The following paragraphs include additional information to help you assess the potential dilutive impact of the additional shares to be available under the ESPP if stockholders approve this ESPP proposal. As of each of June 30, 2022 and September 14, 2022, 85,000 shares of common stock remained available for issuance under the ESPP, which is 0.24% of the Company’s total issued and outstanding common stock as of that respective date.
“Burn rate” refers to the number of shares of the Company’s common stock purchased under the ESPP over a particular period of time. The total number of shares of the Company’s common stock purchased under the ESPP over the last three fiscal years, and to date for fiscal 2023, are as follows: 113,018 shares in fiscal 2020 (which was 0.45% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2020), 153,919 shares in fiscal 2021 (which was 0.54% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2021), 165,078 shares in fiscal 2022 (which was 0.51% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2022), and 0 shares to date for fiscal 2023 (through September 14, 2022).
The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 25,281,000 shares issued and outstanding in fiscal 2020; 28,708,000 shares issued and outstanding in fiscal 2021; and 32,671,000 shares issued and outstanding in fiscal 2022. The number of shares of the Company’s common stock issued and outstanding as of June 30, 2022 and September 14, 2022 was 35,129,301 and 36,043,286 shares, respectively.
The closing market price for a share of the Company’s common stock as of September 14, 2022 was $5.60 per share.

Aggregate Past Purchases Under the ESPP
The following table shows information regarding the purchase of shares under the ESPP among the persons and groups identified below. Individuals who are not employed by the Company or any of the participating subsidiaries, including each of our non-employee directors, are not eligible to participate in the ESPP.
Name	Aggregate Number of Shares Purchased Under the ESPP in the Fiscal Year Ended June 30, 2022	Aggregate Number of Shares Purchased Under the ESPP in All Completed Offering Periods
Named Executive Officers:
Paul Pickle	2,857	23,857
Jeremy R. Whitaker	501	114,268
Roger Holliday	3,446	15,063
Fathi Hakam	0	0
Total for All Current Executive Officers (4 persons):	6,804	153,188
Each other person who has received 5% or more of the options, warrants or rights under the ESPP	0	0
All employees, including all current officers who are not executive officers or directors, as a group	158,273	1,061,812
Total	165,077	1,215,000
Equity Compensation Plan Information
For more information on the Company’s equity compensation plans, see the material under the heading “Equity Compensation Plan Information” below.
Required Vote
The approval of the proposed amendments to the ESPP requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal and broker non-votes will not be counted in determining the outcome of this proposal.
Recommendation of the Board of Directors
The Board of Directors believes that the proposed amendments to the ESPP will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.
Members of the Board of Directors who are not employees are not eligible to participate in the ESPP. All of the Company’s executive officers (including the named executive officers) are eligible to participate in the ESPP and thus have a personal interest in the approval of the ESPP amendments.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2013 EMPLOYEE STOCK PURCHASE PLAN.

EXECUTIVE COMPENSATION
The following section describes the material elements of compensation paid to our “named executive officers” and should be read together with the compensation tables and related disclosures set forth below. In general, our named executive officers consist of all individuals who served as our principal executive officer during the fiscal year and our two other most highly compensated individuals serving as executive officers on the last day of the fiscal year. Individuals who served as executive officers during the fiscal year but are no longer serving as executive officers at the end of the fiscal year may also need to be included as named executive officers in certain circumstances.
For fiscal 2022, our named executive officers were: Paul Pickle, our President and Chief Executive Officer; Jeremy R. Whitaker, our Chief Financial Officer; Roger Holliday, our Vice President of Worldwide Sales; and Fathi Hakam, our Vice President of Engineering. We have included both Messrs. Holliday and Hakam as named executive officers as they had the same total compensation for fiscal 2022 as shown in the Summary Compensation Table below.
Executive Summary
Our compensation program is designed to drive behavior that aligns executive pay with stockholder interests through pay-for-performance outcomes consistent with the company’s transformation and growth strategy, at levels that allow us to attract and retain high quality talent. Our executive compensation philosophy reflects a combination of rigorous performance goals and short- and long-term incentive opportunities. We engage the services of an independent outside compensation consultant in developing our executive compensation program.
The executive compensation program approved by our Compensation Committee includes the following elements:
	Pay Component	Role	Performance Metric and Description
Short Term Incentive	Base Salary	Provides a competitive fixed annual income	Reviewed annually and adjusted based on competitive market practices and individual performance	Fixed
	Annual Bonus Program	Variable cash component designed to encourage performance to annual objectives which support the long-term strategy
Metrics for FY22 include:

 • Organic Revenue Growth
• Non-GAAP Earnings Per Share Growth

Actual payout is capped at 50% of non-GAAP income, calculated before the foregoing payouts, and in all cases at 200% of target.
Variable / At-Risk
Long Term Incentive	Performance- Based Restricted Stock Units (PSUs)	Aligns interest of executives with those of shareholders; provides retention value and motivates executives to build long-term shareholder value
Metrics for vesting PSUs in FY22 include:

 • Revenue (or Revenue Growth)
• Non-GAAP Earnings per Share (or

Non-GAAP Earnings per Share Growth)
Other than new-hire grants, equity awards granted to executives since FY20 have been 100% performance-based.

Vesting is over 3 years.

	Time-based Restricted Stock Units (RSUs) and Stock Options	Provides retention value and motivates executives to build long-term shareholder value	Normally granted to executives at the time of hiring.

The Compensation Committee believes that executive compensation should be based primarily on objectively determinable factors, both for the Company on its own, as well as in comparison to peer companies. The Compensation Committee also believes that executive compensation should have a component based additionally, although not primarily, on subjective factors, such as leadership, how well each executive helps the Company achieve its strategic goals, each executive’s ability to attract, retain and develop key talent, and how each executive’s efforts contribute to enhancing the Company’s relationship and status with the investor community. The use of both objective and subjective factors, however, does not prevent the Compensation Committee from adjusting compensation up or down if, after considering all of the relevant circumstances, it believes total compensation can be structured to better serve our stockholders’ interests.
We also believe that stockholder interests are further served by other executive compensation-related practices that we follow. These practices include:
✔
Long-Term Equity Incentives. All of our equity incentive awards have multi-year vesting and/or performance requirements. With the exception of new hire equity grants, all equity awards granted to our named executives over the last three fiscal years are subject to performance-based vesting as well as continued employment.

✔	No Material Perks. We do not provide significant perquisites.
✔	No Tax Gross-Ups. We do not pay taxes on our executives’ behalf through “gross-up” payments (including excise tax gross-up payments in connection with a change in control transaction).
✔
No Single-Trigger Benefits. Our executives’ change in control arrangements have a double-trigger provision (benefits require both a change in control and termination of employment) rather than a single-trigger provision (under which benefits are triggered automatically by any change in control).

✔
No Re-Pricing of Stock Options. We prohibit re-pricing of “underwater” stock options (stock options where the exercise price is below the then-current market price of our stock) without stockholder approval.

✔
Clawback Policy. The Company maintains a “clawback” policy that allows our Board of Directors or the Compensation Committee to require reimbursement or cancellation of awards or payments made under our cash and equity incentive plans to the Company’s officers in certain circumstances where the amount of the award or payment was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with applicable securities laws.

✔
Anti-Hedging Policy. Our Stock Trading Guidelines prohibit our officers and directors from engaging in hedging transactions in relation to the Company’s stock or equity awards (including unvested equity awards) as collateral for any margin account or other form of credit arrangement.

✔	Anti-Pledging Policy. Our Stock Trading Guidelines prohibit our officers and directors from pledging any Company stock that they own.
✔	Stockholder Engagement. We seek annual stockholder feedback on our executive compensation program.
✔	Independent Compensation Consultant. Our Compensation Committee retains an independent compensation consultant for independent advice and market data.
Compensation Philosophy and Objectives of the Compensation Program
Our executive compensation program is based on principles designed to:
•	align financial interests of executives and stockholders;
•	pay for performance; and
•	attract, motivate and retain top executive talent.
The Compensation Committee’s decisions on target compensation for specific individuals are also influenced by a variety of factors, including title and level of responsibility, Company and individual performance, peer group data, prior compensation and general business conditions.

Role of the Compensation Committee
Our Compensation Committee was appointed by the Board and consists entirely of directors who our Board has determined are independent directors under the Nasdaq listing standards and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.
Our Compensation Committee is responsible for, among other things:
•	reviewing and approving our compensation philosophy;
•	reviewing all executive compensation plans and structures, including that of our executive officers and other members of senior management;
•	reviewing the risks arising from our compensation policies;
•	approving the individual compensation paid to our executive officers and other members of senior management, including our named executive officers;
•	administering our equity incentive plans;
•	approving annual cash incentive program performance metrics as well as payouts thereunder; and
•	reviewing other executive benefit plans, including perquisites.
Our Compensation Committee also analyzes the alignment of our overall executive compensation package with our compensation philosophy and objectives.
How Compensation Decisions Are Made
The Compensation Committee annually determines the compensation levels for our executive officers by considering several factors, including competitive market data, each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities and our financial performance.
The Compensation Committee makes all decisions for the total direct compensation – that is, base salary, cash incentive awards under our incentive bonus plan, and stock-based awards – of our executive officers and other members of our senior management, including the named executive officers.
At the request of the Compensation Committee, our Chief Executive Officer and other officers may attend meetings of the Compensation Committee or meetings of our Board at which executive compensation is discussed. The Compensation Committee considers the recommendations from our Chief Executive Officer with respect to executive compensation. In making recommendations, our Chief Executive Officer receives input from our Chief Financial Officer. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in deliberation or determination with respect to his own compensation.
The Compensation Committee may also engage independent compensation consultants to assist the Compensation Committee in its duties, including providing advice regarding industry trends and benchmarking information relating to the form and amount of compensation provided to executives by companies with which we compete for executive talent and other similarly situated companies.
When considering a proposed compensation package for an executive officer, the Compensation Committee considers both the compensation package as a whole and each element of total compensation. For example, before determining officer compensation, the Compensation Committee reviews, for each executive, each element of compensation paid in the prior fiscal year, including base salary, incentive bonus, and the value of equity awards, information regarding equity awards made in prior periods, and competitive market data. The Compensation Committee uses this information to assess the overall effect and long- term implications of compensation decisions, rather than viewing individual decisions in isolation.
2021 Say-On-Pay Vote
At our 2021 annual meeting of stockholders, our stockholders approved, on a non-binding, advisory basis, the compensation paid to our named executive officers described in our 2021 proxy statement. Approximately 99.5% of the votes cast on the matter were voted in favor of this “say-on-pay” approval. The Board and the Compensation Committee considered the voting results and high level of stockholder support when establishing our executive compensation programs for fiscal 2022.

Independent Compensation Consultants
The Compensation Committee has the authority to retain independent advisors to assist it in the compensation-setting process and receive funding to engage such advisors. The Chair of the Compensation Committee, in consultation with other Compensation Committee members, defines the scope of any advisor’s engagement and related responsibilities.
The Compensation Committee engaged Compensation Strategies, Inc. (“Compensation Strategies”) in fiscal 2022 to assist in a review of the executive compensation practices at a peer group of companies. The compensation consultants from Compensation Strategies have no other direct or indirect business relationships with us. The Compensation Committee has assessed the independence of Compensation Strategies and concluded that its engagement of Compensation Strategies does not raise any conflict of interest with the Company or any of its directors or executive officers.
Compensation Peer Group
As noted above, the Compensation Committee selects a peer group of companies each year with input from its independent compensation consultant to help evaluate our executive compensation program. In February 2022, the Compensation Committee identified the following companies as the peer group for fiscal 2023:
Airgain, Inc.	EMCORE Corporation	Napco Security Technologies, Inc.
American Software, Inc.	Identiv, Inc.	Ooma, Inc.
BK Technologies Corporation	Iteris, Inc.	PCTEL, Inc.
Cantaloupe, Inc.	KVH Industries, Inc.	PowerFleet, Inc.
Clearfield, Inc.	Luna Innovations Incorporated	Smith Micro Software, Inc.
Digi International Inc.	Mitek Systems, Inc.	Sonim Technologies, Inc.
Edgio, Inc.	MiX Telematics Limited
In selecting the peer group for fiscal 2023, the Compensation Committee considered public companies with a thematic fit with the Company’s business and targeted a group of about 20 companies with the Company’s revenue at approximately the 50th percentile of the group. The peer group for fiscal 2023 is generally the same as the fiscal 2022 peer group, except that American Software, Inc., Cantaloupe, Inc., Edgio, Inc. (f/k/a Limelight Networks, Inc.), KVH Industries, Inc., MiX Telematics Limited, and Napco Security Technologies, Inc. were added to the group as the Compensation Committee believed they had a similar market, product and/or strategy, and a size, similar to the Company, while Communications Systems, Inc., Frequency Electronics, Inc., RF Industries, Ltd., Inc., Vislink Technologies, Inc. and Wireless Telecom Group, Inc. were removed because the Compensation Committee believed they are smaller in revenue or market capitalization than the Company or no longer pursuing a similar line of business.
Components of Executive Compensation
Our Compensation Committee utilizes three main components for executive officer compensation: base salary, a cash incentive bonus, and long-term equity-based awards. Our compensation program is designed to balance our need to provide our executive officers with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries.
There is no pre-established policy for allocating between cash and non-cash or short-term and long-term compensation. In determining the allocation each year among base salary, annual cash incentive bonus, and long-term equity-based awards, the Compensation Committee considers our short-term and long-term business objectives, competitive trends within our industry, and each named executive officer’s current and prior compensation.
An important guiding principle for our executive compensation program is our belief that it benefits our stockholders for executive management’s compensation to be tied to our short-term and long-term performance, so that a significant portion of each executive officer’s compensation is tied to the achievement of our goals and objectives. As a result, “at risk” compensation makes up a significant portion of our executives’ compensation.
Base Salaries
Base salaries for our executive officers are set with regard to a number of factors, including the executive’s title and responsibilities within the Company, the executive’s performance in recent periods, the executive’s potential for continued development within the organization, an assessment of the base salaries of similarly situated executives with the peer group companies noted above, and internal parity with other executives. The base salary levels for each executive officer, and any increases or decreases to those levels, are reviewed and approved each year by the Compensation Committee.
In July 2022, the Compensation Committee determined that the fiscal 2023 base salaries for the named executive officers would remain the same as in fiscal 2022 as shown in the following table:
Name	Fiscal 2023 Base Salary
Paul Pickle	$400,000
Jeremy R. Whitaker	$255,000
Roger Holliday	$250,000
Fathi Hakam	$250,000
Annual Cash Incentive Program
Our Compensation Committee believes that annual performance-based cash bonuses play an important role in providing incentives to our executive officers to achieve annual performance goals. To that end, we have established an annual cash bonus program (the “Bonus Program”) in order to align executives’ goals with our financial, strategic and tactical objectives for the current year.
Selected employees, including all of our named executive officers, are eligible to participate in the Bonus Program. Each participant in the Bonus Program is assigned a target annual cash bonus, generally expressed as a percentage of the participant’s base salary, the payment of which is conditioned on the achievement of certain performance goals and objectives established by the Compensation Committee. Bonuses paid under the Bonus Program, if any, may be based upon achievement of performance goals for two independent semi-annual performance periods, corresponding with the first and second half of the fiscal year, respectively (each, a “Performance Period”).
The Compensation Committee generally sets the corporate performance goals at “target” levels the Compensation Committee believes are challenging, but reasonable, for management to achieve, with reduced or increased bonus opportunities for performance below or above, as the case may be, the targeted level.
At the end of each Performance Period, the Compensation Committee determines the level of Company achievement with respect to the specified goals. The Compensation Committee retains discretion to make appropriate adjustments to the performance goals for the effects of events that were not anticipated in establishing the performance goals, to exclude one-time or non-recurring expenses in calculating achievement of performance goals, and to make other adjustments to the bonuses that otherwise would be payable based on actual performance. Final bonus levels are then based on those determinations.
Under the Bonus Program, the maximum aggregate amount of bonuses that all participants will be eligible to receive during a Performance Period (the “Bonus Pool”) is limited to a percentage of our earnings before interest, taxes, depreciation, amortization, and share-based compensation excluding (1) the impact of non-recurring charges or gains, consistent with the approach used for reporting “Non-GAAP Net Income” in our quarterly earnings releases, and (2) the total amount of bonus payments earned under the Bonus Program for the Performance Period. If the Bonus Pool during a Performance Period is insufficient to fully fund the bonuses earned during the Performance Period, each participant’s bonus is ratably reduced. Actual bonuses are generally paid to the executives in the quarter following the completion of a Performance Period.
For fiscal 2022, the Compensation Committee determined that annual bonuses would be based on achievement of specified levels of growth in “organic revenue” (i.e. excluding revenue derived from any companies acquired after the adoption of the bonus program) relative to organic revenue for the prior fiscal year and non-GAAP earnings per share (“non-GAAP EPS”) for the fiscal year. The Compensation Committee believes revenue and non-GAAP EPS to be good indicators of our success, given the market in which we compete. In addition, they are metrics that management can calculate and communicate to employees throughout the applicable Performance Period. The goals were weighted 60% towards the revenue goal and 40% towards the non-GAAP EPS goal. If, at the end of the first two quarters of fiscal 2022, the Company was on pace to achieve at least the target level of revenue and non-GAAP EPS for the fiscal year shown in the table below, the Compensation Committee could approve a partial bonus payment of up to 50% of a participant’s target bonus amount for the year (with the final bonus to be awarded at the end of the fiscal year to be reduced by the amount of such partial payment).

The revenue growth and non-GAAP EPS goals for fiscal 2022, which apply to all participants (including each of the named executive officers), and the payout percentages are set forth in the table below (with the percentage determined by linear interpolation for performance between the levels indicated in the table). For each metric, growth is relative to fiscal 2021 levels.
Organic Revenue Growth for the FY22 Performance Period (60%)*	Non-GAAP EPS for the FY22 Performance Period (40%)	Payout Percentage (% of Target Bonus)
1% or less	Less than $0.20	0%
3%	$0.20	75%
5%	$0.21	100%
8%	$0.22	125%
10%	$0.23	150%
12%	$0.24	175%
15% or more	$0.25 or more	200%
*
If the Company’s total revenue for fiscal 2022 (including revenue derived from any companies acquired after the bonus program was adopted) was $90,000,000 or more, the payout percentage for the revenue growth metric would be 200%.

Bonuses under the Bonus Program for fiscal 2022 were capped at 200% of target, and the total payout for all bonuses awarded for fiscal 2022 was limited to 50% of the Company’s non-GAAP income for the fiscal year (before taking the bonuses into account). In addition, the Company’s practice is to accrue during the fiscal year a pool that will be available to pay bonuses under the Bonus Program at the end of the year. To the extent the total payout under the Bonus Program exceeds the bonus pool accrued during the year, the bonuses awarded under the program may be capped at the bonus pool amount.
The Compensation Committee established the following target and maximum bonus amounts for the named executive officers under the Bonus Program:
Name	Fiscal 2022 Base Salary	Target Bonus		Incentive Mix		Maximum Payout
		% of Salary	Dollars	Revenue Growth	Non-GAAP EPS	% of Salary	Dollars
Paul Pickle	$400,000	85%	$340,000	60%	40%	170%	$680,000
Jeremy R. Whitaker	$255,000	55%	$140,250	60%	40%	110%	$280,500
Roger Holliday	$250,000	40%	$100,000	60%	40%	80%	$200,000
Fathi Hakam	$250,000	40%	$100,000	60%	40%	80%	$200,000
In February 2022, the Compensation Committee determined that the Company was then on pace to achieve performance that would result in a payout percentage under the fiscal 2022 Bonus Program of at least 150%. Accordingly, the Compensation Committee awarded each of the named executive officers 50% of the executive’s target bonus for fiscal 2022 set forth in the table above. In August 2022, the Compensation Committee determined that the Company achieved organic revenue growth for fiscal 2022 of 31% over fiscal 2021, and that the Company’s non-GAAP EPS for fiscal 2022 was $0.33. Based on these performance results, the payout percentage for the fiscal 2022 Bonus Program was 200% of the target bonus. The Compensation Committee also determined that the Company was able to accrue a bonus pool during fiscal 2022 that was sufficient to fund payouts under the Bonus Program at 110.8% of the target level. Accordingly, each of the named executive officers was awarded a bonus for fiscal 2022 of 110.8% of the executive’s target bonus.
Mr. Pickle then requested, and the Compensation Committee agreed, that the amount that would otherwise have been awarded to Mr. Pickle under the Bonus Program based on the results above would be reduced by $20,000 (from $376,829 to $356,829) and that this amount would be reallocated on a discretionary basis to selected non-executive employees of the Company.
Equity Awards
We believe that providing a significant portion of our executive officers’ total compensation opportunity in equity awards aligns the incentives of our executives with the interests of our stockholders and with our long-term success. By compensating our executives with our equity, executives receive a stake in our financial future and the values realized in the long term depend on the executives’ ability to drive our financial performance. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in a competitive market. In determining the equity awards to be granted to our executives, the Compensation Committee takes into account the executive’s equity ownership in the Company and the terms of the executive’s then-outstanding awards.
Our Compensation Committee administers our equity incentive plans and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules, and other provisions. We have typically used two forms of equity for long-term equity incentive compensation for our executive officers: stock options and RSUs. The Compensation Committee annually evaluates its equity compensation program to determine whether to issue either RSUs, stock options, a combination thereof, or other types of equity awards. Stock options are granted with an exercise price equal to the closing price of our common stock on Nasdaq Stock Market on the date of grant (or as of the most recent trading day if the grant date is not a trading day). Stock options generally have a seven-year contractual term. Options and RSUs granted to employees, including our named executive officers, typically vest over three years (or four years in the case of new-hire grants).
In fiscal 2020, we also began granting RSUs that vest based on our achievement of specific performance goals as well as the executive’s continued service with the Company (“PSUs”), and with the exception of new hire equity grants, all equity awards granted to our named executives over the last three fiscal years have been PSUs. Vesting of our PSUs is generally subject to our achievement of pre-established growth rates in our total revenue and non-GAAP EPS for the applicable performance period. Although these metrics are similar to the metrics used for our Bonus Program, we have based vesting of PSUs awarded over the past three fiscal years on three-year growth in total revenue (whereas the Bonus Program utilizes one-year organic revenue) and three-year growth in non-GAAP EPS (as opposed to the one-year absolute target values used in the Bonus Program). In addition, we have also included relative total shareholder return (“TSR”) as a metric for vesting of our PSUs awarded in certain fiscal years (including PSUs that we recently awarded to our executives for fiscal 2023), which is not a metric used in our Bonus Program.
As noted above, the Compensation Committee believes revenue and non-GAAP EPS to be good indicators of our success, given the market in which we compete. In addition, they are metrics that management can calculate and communicate to employees. Using growth in total revenue as a performance measure in our PSUs aligns with our strategy of growth through acquisitions, and balances with the use of organic revenue (which incentivizes management to grow our existing business) as a performance measure under our Bonus Program. We use non-GAAP EPS because we believe the adjustments we make to our EPS for purposes of our incentive programs provide a more accurate picture of the value of our company than EPS computed in accordance with GAAP. In particular, we believe it is appropriate to exclude non-cash accounting charges for amortization of goodwill from EPS as the our value, and the value of the companies in our industry we acquire, is not in the machinery or bricks and mortar we own, but rather in the design and development of products which we then have other people build for us. As such, deducting a non-cash expense from earnings would under-represent our profitability.
Grant of Fiscal 2022 PSU Awards. In July 2021, the Compensation Committee approved an award of PSUs to each of the named executive officers, with the target number of PSUs subject to these awards as follows: Mr. Pickle – 77,892 PSUs, Mr. Whitaker – 50,459 PSUs, Mr. Holliday – 36,698 PSUs; and Mr. Hakam – 36,698 PSUs. The target number of PSUs subject to each award was determined by dividing a dollar amount determined by the Compensation Committee (Mr. Pickle - $425,000, Mr. Whitaker – $275,000, Mr. Holliday - $200,000, and Mr. Hakam – $200,000) by the average closing price of our common stock over the last 30 trading days before July 1, 2021.
The vesting of each award is subject to the Company’s performance over each of fiscal 2022, fiscal 2023 and fiscal 2024 (as well as the executive’s continued employment with the Company), with one-third of the target number of PSUs for the award allocated to fiscal 2022, two-thirds of the target number of PSUs for the award allocated to fiscal 2023, and 100% of the target number of PSUs for the award allocated to fiscal 2024 (and with the number of PSUs vested for fiscal 2023 and fiscal 2024 to be reduced by any PSUs that vested for a prior fiscal year). The percentage of the target number of PSUs that vest for each performance period is determined 60% based on the Company’s revenue compound annual growth rate (“Revenue CAGR”) for the applicable period and 40% based on the Company’s non-GAAP EPS compound annual growth rate (“Non-GAAP EPS CAGR”) for the performance period. In no event will an award vest more than 150% of the target number of PSUs subject to the award (with interim limits such that no more than 40% of the target number of PSUs subject to award may vest for fiscal 2022 and no more than 90% of the target number of PSUs subject to the award may vest for fiscal 2022 and fiscal 2023 in the aggregate).

When it approved these grants in July 2021, the Compensation Committee provided that the vesting percentage for the PSUs allocated to the fiscal 2022 performance period would be determined in accordance with the following table (with the percentage determined by linear interpolation for performance between the levels indicated in the table):
Revenue CAGR for the FY22 Performance Period (60%)	Non-GAAP EPS CAGR for the FY22 Performance Period (40%)	Vesting Percentage
5% or less	5% or less	0%
10%	10%	50%
15%	15%	100%
20% or greater	20% or greater	150%
In August 2022, the Compensation Committee determined that the Company’s Revenue CAGR for fiscal 2022 was 81%, and the Company’s Non-GAAP EPS CAGR for fiscal 2022 was 77%. Accordingly, each executive’s award vested for the fiscal 2022 performance period as to approximately 40% of the target number of PSUs subject to the award (i.e. a vesting percentage of 150% for the fiscal 2022 performance period, with the vested PSUs for fiscal 2022 capped at 40% of the target number of PSUs for the award as described above).
Vesting of Fiscal 2021 PSU Awards During Fiscal 2022. In November 2020, the Compensation Committee approved an award of PSUs to each of the named executive officers, with the target number of PSUs being 80,000 PSUs for Mr. Pickle, 60,000 PSUs for Mr. Whitaker, 45,000 PSUs for Mr. Holliday, and 40,000 PSUs for Mr. Hakam. The vesting of each award is subject to the Company’s performance over each of fiscal 2021, fiscal 2022 and fiscal 2023, with one-third of the target number of PSUs for the award allocated to each performance period, as well as the executive’s continued employment with the Company. The percentage of the target number of PSUs that vest for each performance period is determined 60% based on the Company’s revenue (or revenue growth compared with the preceding fiscal year) for the applicable period and 40% based on the Company’s non-GAAP EPS (or non-GAAP EPS growth compared with the preceding fiscal year) for the performance period. In no event will an award vest more than 150% of the target number of PSUs subject to the award.
When it approved these grants in November 2020, the Compensation Committee provided that the vesting percentage for the PSUs allocated to the fiscal 2022 performance period would be determined in accordance with the following table (with the percentage determined by linear interpolation for performance between the levels indicated in the table):
Revenue Growth for the FY22 Performance Period (60%)	Non-GAAP EPS Growth for the FY22 Performance Period (40%)	Vesting Percentage
4% or less	4% or less	0%
8%	8%	50%
12%	12%	100%
20% or more	20% or more	150%
In August 2022, the Compensation Committee determined that the Company’s revenue for fiscal 2022 had increased by 81% relative to fiscal 2021 revenue, and the Company’s non-GAAP EPS for fiscal 2022 had increased by 77% relative to non- GAAP EPS for fiscal 2021. Accordingly, each executive’s award vested as to approximately 150% of the target number of PSUs allocated to the fiscal 2022 performance period.
Vesting of Fiscal 2020 PSU Awards During Fiscal 2022. In October 2019, the Compensation Committee approved an award of PSUs to each of Messrs. Pickle, Whitaker and Hakam, with the target number of PSUs being 500,000 PSUs for Mr. Pickle, 75,000 PSUs for Mr. Whitaker and 65,000 PSUs for Mr. Hakam. The vesting of each award is subject to the Company’s performance over each of fiscal 2020, fiscal 2021 and fiscal 2022, with one-third of the target number of PSUs for the award allocated to each performance period, as well as the executive’s continued employment with the Company. The percentage of the target number of PSUs that vest for each performance period is determined 60% based on the Company’s revenue (or revenue growth compared with the preceding fiscal year) for the applicable period and 40% based on the Company’s non-GAAP EPS (or non-GAAP EPS growth compared with the preceding fiscal year) for the performance period. The vesting percentage for each performance period would also be increased by 25 percentage points if the Company’s TSR for the performance period was at or above the 75th percentile relative to the TSRs for the companies in the Russell Microcap Index for that period, and would be reduced by 25 percentage points if the Company’s TSR for the performance period was at or below the 25th percentile relative to the TSRs for the companies in that index. In no event will an award vest more than 175% of the target number of PSUs subject to the award. In February 2020, the Compensation Committee approved an award of PSUs to Mr. Holliday in connection with his joining the Company, with a target number of 70,000 PSUs and subject to the same performance-based and time-based vesting requirements as the PSUs granted to the other named executive officers in October 2019 described above, except that since Mr. Holliday commenced employment during fiscal 2020, 16 percent of the target number of PSUs were allocated to fiscal 2020 and 42 percent of the target number of PSUs were allocated to each of fiscal 2021 and fiscal 2022.
When it approved these grants in October 2019, the Compensation Committee provided that the vesting percentage for the PSUs allocated to the fiscal 2022 performance period would be determined in accordance with the following table (with the percentage determined by linear interpolation for performance between the levels indicated in the table):
Revenue Growth for the FY22 Performance Period (60%)	Non-GAAP EPS Growth for the FY22 Performance Period (40%)	Vesting Percentage
4% or less	4% or less	0%
8%	12%	50%
12%	20%	100%
20% or more	30% or more	150%
In August 2022, the Compensation Committee determined that the Company’s revenue for fiscal 2022 had increased by 81% relative to fiscal 2021 revenue, and the Company’s non-GAAP EPS for fiscal 2022 had increased by 77% relative to non- GAAP EPS for fiscal 2021. In addition, the Compensation Committee determined that the Company’s TSR for fiscal 2022 was at the 81st percentile relative to the TSRs for the companies in the Russell Microcap Index. Accordingly, each executive’s award vested as to approximately 175% of the target number of PSUs allocated to the fiscal 2022 performance period.
Delegation to CEO of Certain Grant Authority. The Compensation Committee has delegated authority to our Chief Executive Officer to grant options and/or RSUs to selected newly-hired employees, other than executive officers and employees directly reporting to the Chief Executive Officer, within certain parameters established by the Compensation Committee. Management reports these new-hire award grants to the Compensation Committee.
Benefits
All of our executive officers are eligible to participate in our benefits programs offered to our employees generally, which include medical, dental and vision plans, our 2013 Employee Stock Purchase Plan, a 401(k) plan, tuition reimbursement, life insurance and short and long-term disability coverage. In designing our employee benefits program, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practices.
The Company makes matching contributions under the 401(k) plan to each plan participant, including our executive officers, in an amount equal to 25% of the first 6% of salary deferred by the participant.
The Company has an executive physical program, under which Messrs. Pickle and Whitaker were eligible to be reimbursed up to $2,500 for the costs of an annual executive physical examination. With the exception of this annual executive physical program, it is our policy to not extend significant perquisites to executives that are not broadly available to our other employees.
Clawback Policy
Our Compensation Committee has adopted an executive compensation recovery policy regarding the adjustment or recovery of incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws.
Under the policy, we have the right to recover excess compensation received by a named executive officer based on erroneous data to the extent that there has been fraud or misconduct by that executive officer which significantly contributed to the restatement of financial results.

Tax Considerations
Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.
The Compensation Committee notes this deductibility limitation as one of the factors in its consideration of compensation matters. However, the Compensation Committee generally has the flexibility to take any compensation-related actions that it determines are in the Company’s and its stockholders’ best interest, including designing and awarding compensation for our executive officers that is not fully deductible for tax purposes.
Risk Management Considerations
Our Compensation Committee structures our executive compensation programs so as to appropriately reward executives for operating performance and growth without undue risk-taking and oversees, among other things, the assessment and management of risks related to the Company’s compensation plans and policies. The Compensation Committee has evaluated our compensation policies and programs and believes that our compensation policies and practices provide appropriate incentives and controls and are not reasonably likely to have a material adverse effect on the Company.
Executive Stock Ownership Requirements
The Board encourages members of senior management to acquire and hold stock in the Company to link the interests of the executives to the stockholders. However, neither the Board nor the Compensation Committee has established formal stock ownership guidelines for the executive officers of the Company.

Fiscal 2022 Summary Compensation Table
The following table sets forth, for the fiscal years indicated, the compensation paid to our named executive officers:
Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Paul Pickle President & CEO	2022	400,000	—	389,460	—	376,829(4)	6,156	1,172,445
	2021	400,000	—	336,000	—	334,866(5)	4,044	1,074,910
Jeremy R. Whitaker CFO	2022	255,000	—	252,295	—	155,442	2,680	665,417
	2021	255,000	21,868(6)	252,000	—	138,132	3,678	670,678
Roger Holliday VP of Worldwide Sales	2022	250,000	—	183,490	—	110,832	4,913	549,235
	2021	250,000	41,510(6)	189,000	—	98,490	3.750	582,750
Fathi Hakam(7) VP of Engineering	2022	250,000	—	183,490	—	110,832	4,913	549,235
(1)
The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 6 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K, which was filed with the SEC on August 29, 2022 (or, for awards granted prior to fiscal 2022, the corresponding note in the Form 10-K for that fiscal year). The material terms of these awards are described in the “Equity Awards” section of this proxy statement above.

(2)
A portion of the amounts reported in the “Stock Awards” column for each named executive officer for each fiscal year reflects the grant-date fair value of performance stock units granted to the executives during that fiscal year assuming the target level of performance conditions was achieved. These amounts were based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. The following table presents the aggregate grant-date fair value of these performance-based awards granted in fiscal 2022,2021 and 2020 included in the “Stock Awards” column for those years and the aggregate grant-date fair value of these awards assuming that the highest level of performance conditions was achieved.

	Aggregate Grant Date Fair Value of Performance Awards (Fiscal 2022)		Aggregate Grant Date Fair Value of Performance Awards (Fiscal 2021)
Name	Based on Probable Outcome as of the Grant Date ($)	Based on Maximum Performance ($)	Based on Probable Outcome as of the Grant Date ($)	Based on Maximum Performance ($)
Paul Pickle	389,460	584,190	336,000	504,000
Jeremy R. Whitaker	252,295	378,443	252,000	378,000
Roger Holliday	183,490	275,235	189,000	283,500
Fathi Hakam	183,490	275,235	—	—
(3)	The amounts reported for fiscal 2022 in this column for each of the named executive officers represent matching contributions under the Company’s 401(k) plan.
(4)
As described above, Mr. Pickle requested, and the Compensation Committee agreed, that the amount that would otherwise have been awarded to him under the Bonus Program for fiscal 2022 based on the Company’s financial performance for the year would be reduced by $20,000, and this amount would be reallocated on a discretionary basis to selected non-executive employees of the Company. The amount of $376,829 reported in the “Non-Equity Incentive Plan Compensation” column for fiscal 2022 represents the amount that would have been awarded to Mr. Pickle under the Bonus Program before giving effect to his request.

(5)
As described in the proxy statement for our 2021 annual meeting of stockholders, Mr. Pickle requested, and the Compensation Committee agreed, that the amount that would otherwise have been awarded to him under the Bonus Program for fiscal 2021 based on the Company’s financial performance for the year would be reduced, and the amount of the reduction would be reallocated on a discretionary basis by the Compensation Committee to other members of the management team. The amount of $334,866 reported in the “Non-Equity Incentive Plan Compensation” column represents the amount that would have otherwise been awarded to Mr. Pickle under the Bonus Program. The bonus amount for fiscal 2021 actually paid to Mr. Pickle after giving effect to his request to reduce the bonus was $198,495.

(6)
As described in note (4) above, a portion of the bonus that would have otherwise been awarded to Mr. Pickle under the Bonus Program for fiscal 2021 was reallocated by the Compensation Committee on a discretionary basis to other members of the management team. The amount reported in the “Bonus” column for Messrs. Whitaker and Holliday represents the discretionary bonus they received in addition to the amounts awarded to them under the Bonus Program (which are reported in the “Non-Equity Incentive Plan Compensation” column).

(7)	Mr. Hakam was not a named executive officer for fiscal 2021.

Description of Employment Agreements — Cash Compensation
We have entered into offer letters with each of our named executive officers. The salary and bonus terms of each agreement are briefly described below. Provisions of these agreements relating to outstanding equity incentive awards, if any, and post-termination of employment benefits are discussed under the applicable sections of this proxy statement.
Paul Pickle. On March 23, 2019, we entered into an offer letter with Mr. Pickle. The agreement is for no specific term and provides Mr. Pickle is employed at-will. The agreement provides for an annual base salary of $400,000, subject to annual review. The agreement also provides that Mr. Pickle will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 85% of his base salary, with the actual amount of the bonus to be determined based on actual performance for the year. For the first half of fiscal 2020, Mr. Pickle was entitled to a guaranteed bonus of $120,000 that was payable one-half by July 15, 2019 and one-half by September 15, 2019. In addition, the agreement provides that Mr. Pickle will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.
Jeremy R. Whitaker. On September 8, 2011, we entered into an offer letter with Mr. Whitaker, which was amended on November 13, 2012 and August 31, 2016. The agreement is for no specific term and provides Mr. Whitaker is employed at-will. The agreement provides for an annual base salary of $210,000, subject to annual review, which was later increased to $255,000. The agreement also provides that Mr. Whitaker will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 35% of his base salary, which was later increased to 55% of his base salary, with the actual amount of the bonus to be determined based on actual performance for the year. In addition, the agreement provides that Mr. Whitaker will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.
Roger Holliday. We entered into an offer letter with Mr. Holliday dated January 4, 2020. The agreement is for no specific term and provides Mr. Holliday is employed at-will. The agreement provides for an annual base salary of $250,000, subject to annual review. The agreement also provides that Mr. Holliday will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 40% of his base salary, with the actual amount of the bonus to be determined based on actual performance for the year. In addition, the agreement provides that Mr. Holliday will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.
Fathi Hakam. We entered into an offer letter with Mr. Hakam dated July 30, 2018. The agreement is for no specific term and provides Mr. Hakam is employed at-will. The agreement provides for an annual base salary of $250,000, subject to periodic review. The agreement also provides that Mr. Hakam will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 40% of his base salary, with the actual amount of the bonus to be determined based on actual performance for the year. In addition, the agreement provides that Mr. Hakam will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.

Outstanding Equity Awards at 2022 Fiscal Year End
The following table provides information concerning outstanding equity awards held by our named executive officers as of June 30, 2022.
	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Paul Pickle	4/22/2019	355,000	125,000(2)	4.04	4/22/2026	5/1/2019	62,500(3)	336,250	—	—
	—	—	—	—	—	10/18/2019	291,667(4)	1,569,167	—	—
	—	—	—	—	—	11/2/2020	40,000(5)	215,200	26,667(6)	143,467
	—	—	—	—	—	7/27/2021	31,157(7)	167,624	51,928(8)	279,373

Jeremy R. Whitaker	8/29/2017	50,000	—	2.16	8/29/2024	8/31/2018	2,813(9)	15,134	—	—
	9/14/2016	50,000	—	1.37	9/14/2023	10/18/2019	43,750(4)	235,375	—	—
	—	—	—	—	—	11/2/2020	30,000(5)	161,400	20,000(6)	107,600
	—	—	—	—	—	7/27/2021	20,184(7)	108,588	33,639(8)	180,980

Roger Holliday	2/4/2020	58,340	41,660(10)	3.79	2/4/2027	2/4/2020	21,875(11)	117,688	—	—
	—	—	—	—	—	2/1/2020	40,833(4)	219,683	—	—
	—	—	—	—	—	11/2/2020	22,500(5)	121,050	15,000(6)	80,700
	—	—	—	—	—	7/27/2021	14,679(7)	78,974	24,465(8)	131,623

Fathi Hakam	—	—	—	—	—	8/31/2018	6,250(9)	33,625	—	—
	—	—	—	—	—	10/18/2019	37,917(4)	203,992	—	—
	—	—	—	—	—	11/2/2020	20,000(5)	107,600	13,333(6)	71,733
	—	—	—	—	—	7/27/2021	14,679(7)	78,974	24,465(8)	131,623
(1)
In accordance with applicable SEC regulations, the market value of the shares in each of these columns has been determined based on the closing price of our common stock on June 30, 2022, the last trading day of fiscal 2022, which was $5.38.

(2)
The option vests according to the following schedule: 50% of the shares subject to the option vest on the first anniversary of the grant date, 20% of the shares subject to the option vest ratably each month thereafter for a period of 24 months, and 30% of the shares subject to the option vest ratably each month thereafter for a period of 12 months, such that 100% of the shares subject to this option will be fully vested as of the fourth anniversary of the grant date.

(3)
The RSUs vest according to the following schedule: 25% of the RSUs vest on June 1, 2020, with the remaining RSUs vesting ratably at the beginning of each of the 12 quarters thereafter, such that 100% of the RSUs will be fully vested as of June 1, 2023.

(4)
This item represents the portion of an award of PSUs granted to the executive during fiscal 2020 that was eligible to vest based on the Company’s performance during fiscal 2022 and reflects the number of PSUs subject to such portion the Compensation Committee determined were eligible to vest based on such performance. These PSUs vested on September 1, 2022.

(5)
This item represents the portion of an award of PSUs granted to the executive during fiscal 2021 that was eligible to vest based on the Company’s performance during fiscal 2022 and reflects the number of PSUs subject to such portion the Compensation Committee determined were eligible to vest based on such performance. These PSUs vested on September 1, 2022.

(6)
This item represents the portion of an award of PSUs granted to the executive during fiscal 2021 that will be eligible to vest based on the Company’s performance during fiscal 2023. The number of PSUs reported in the table reflects the target number of shares allocated to such fiscal years under the terms of the award.

(7)
This item represents the portion of an award of PSUs granted to the executive during fiscal 2022 that was eligible to vest based on the Company’s performance during fiscal 2022 and reflects the number of PSUs subject to such portion the Compensation Committee determined were eligible to vest based on such performance. These PSUs vested on September 1, 2022.

(8)
This item represents the portion of an award of PSUs granted to the executive during fiscal 2022 that will be eligible to vest based on the Company’s performance during fiscal 2023 and fiscal 2024. The number of PSUs reported in the table reflects the target number of shares allocated to such fiscal years under the terms of the award.

(9)	These RSUs vested on September 1, 2022.
(10)
The option will vest according to the following schedule: 25% of the shares subject to the option vest on February 4, 2021, with the remaining shares subject to the option vesting ratably at the beginning of each of the 36 months thereafter, such that 100% of the shares subject to the option will be vested as of February 4, 2024.

(11)
The RSUs will vest according to the following schedule: 25% of the RSUs vest on March 1, 2021, with the remaining RSUs vesting ratably at the beginning of each of the 12 quarters thereafter, such that 100% of the RSUs will be fully vested as of March 1, 2024.

Severance and Change in Control Arrangements with Named Executive Officers
Although we do not have fixed term employment agreements with any of our employees, the named executive officers are each a party to an agreement with the Company that provides cash payments and acceleration of equity awards in certain circumstances that result in termination of employment. These agreements are intended to encourage retention and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.
Offer Letter with Paul Pickle
Under the offer letter dated March 23, 2019 between the Company and Mr. Pickle, Mr. Pickle is eligible to receive severance payments if his employment is terminated by us without Cause or by Mr. Pickle for Good Reason, in each case as defined in the offer letter. Severance payments for Mr. Pickle would consist of a lump sum payment equal to 12 months of base salary plus an amount equal to 50% of his target bonus. Mr. Pickle and his eligible dependents would also be eligible for continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of termination for up to 12 months. In addition, if such a termination of Mr. Pickle’s employment occurs prior to April 22, 2021, his outstanding equity awards that are scheduled to vest during the 12 months following his termination date will accelerate and become vested.
In addition, if Mr. Pickle’s employment is terminated by us without Cause or by him for Good Reason within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter) and in lieu of the severance benefits described above, (i) all of his outstanding equity awards will accelerate and become fully vested, (ii) he will receive a cash severance payment in a lump sum equal to 12 months of his base salary plus an amount equal to 100% of his target bonus (or 24 months of his base salary plus an amount equal to 200% of his target bonus if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share); and (iii) he and his eligible dependents will be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 12 months thereafter (or up to 24 months if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share).
Mr. Pickle’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Cash severance payments would be made on the 53rd day following Mr. Pickle’s employment termination date or such later date as required by Section 409A of the Code. Should benefits payable to Mr. Pickle trigger excise taxes under Section 4999 of the Code, Mr. Pickle will either be entitled to the full amount of his benefits or, if a cut- back in the benefits would result in greater net (after-tax) benefit to Mr. Pickle, the benefits will be cut-back to the extent necessary to avoid such excise taxes.
The agreement also contains certain restrictive covenants in favor of the Company, including a requirement that Mr. Pickle enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post-termination non-solicitation of employees covenant.
Change in Control Agreement with Jeremy Whitaker
The Company entered into a change in control agreement with Mr. Whitaker in December 2021. Under this agreement, if Mr. Whitaker’s employment is terminated by us without Cause or by him for Good Reason within 60 days prior to or 12 months following a Change in Control (as defined in the agreement) and such a termination of his employment occurs on or prior to May 31, 2024, the agreement provides that (i) all of his outstanding equity awards would accelerate and become fully vested, (ii) he would receive a cash severance payment in a lump sum equal to 6 months of his base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Whitaker during the 12 months preceding termination (or 12 months of his base salary plus an amount equal to 100% of his target bonus if the Company’s shareholders receive consideration with a value of $5 per share or more at the closing of the transaction); and (iii) he and his eligible dependents would be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 6 months thereafter (or up to 12 months if the Company’s shareholders receive consideration with a value of $5 per share or more at the closing of the transaction).
Mr. Whitaker’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Cash severance payments will be made on the 53rd day following Mr. Whitaker’s employment termination date or such later date as required by Section 409A of the Code. Should benefits payable to Mr. Whitaker trigger excise taxes under Section 4999 of the Code, Mr. Whitaker would either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Whitaker, the benefits would be cut-back to the extent necessary to avoid such excise taxes.
Mr. Whitaker’s offer letter also includes certain restrictive covenants in favor of the Company, including a requirement that Mr. Whitaker enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post- termination non-solicitation of employees covenant.
Offer Letter with Roger Holliday
Under the offer letter dated January 4, 2020 between the Company and Mr. Holliday, Mr. Holliday is eligible to receive severance payments if his employment is terminated on or before January 20, 2022 by us without Cause or by Mr. Holliday for Good Reason, in each case as defined in the offer letter. Severance payments for Mr. Holliday would consist of a lump sum payment equal to 6 months of base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Holliday during the 12 months preceding termination.
In addition, if Mr. Holliday’s employment is terminated by us without Cause or by him for Good Reason within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter) and such a termination of his employment occurs on or prior to January 20, 2025, (i) all of his outstanding equity awards will accelerate and become fully vested; (ii) he will receive a cash severance payment in a lump sum (in lieu of the cash severance benefit described above, if applicable) equal to 6 months of his base salary plus an amount equal to 100% of the amount of bonuses (if any) paid to Mr. Holliday during the 12 months preceding termination (or 12 months of his base salary plus an amount equal to 100% of his target bonus if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share); and (iii) he and his eligible dependents will be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 6 months thereafter (or up to 12 months if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share).
Mr. Holliday’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Cash severance payments would be made on the 53rd day following Mr. Holliday’s employment termination date or such later date as required by Section 409A of the Code. Should benefits payable to Mr. Holliday trigger excise taxes under Section 4999 of the Code, Mr. Holliday will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Holliday, the benefits will be cut-back to the extent necessary to avoid such excise taxes.
The agreement also contains certain restrictive covenants in favor of the Company, including a requirement that Mr. Holliday enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post-termination non-solicitation of employees covenant.
Change in Control Agreement with Fathi Hakam
The Company entered into a change in control agreement with Mr. Hakam in April 2021. Under this agreement, if Mr. Hakam’s employment is terminated by us without Cause or by him for Good Reason within 60 days prior to or 12 months following a Change in Control (as defined in the agreement) and such a termination of his employment occurs on or prior to May 31, 2024, the agreement provides that (i) all of his outstanding equity awards would accelerate and become fully vested, (ii) he would receive a cash severance payment in a lump sum equal to 6 months of his base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Hakam during the 12 months preceding termination (or 12 months of his base salary plus an amount equal to 100% of his target bonus if the Company’s shareholders receive consideration with a value of $5 per share or more at the closing of the transaction); and (iii) he and his eligible dependents would be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 6 months thereafter (or up to 12 months if the Company’s shareholders receive consideration with a value of $5 per share or more at the closing of the transaction).

Mr. Hakam’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Cash severance payments will be made on the 53rd day following Mr. Hakam’s employment termination date or such later date as required by Section 409A of the Code. Should benefits payable to Mr. Hakam trigger excise taxes under Section 4999 of the Code, Mr. Hakam would either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Hakam, the benefits would be cut-back to the extent necessary to avoid such excise taxes.
Mr. Hakam’s offer letter also includes certain restrictive covenants in favor of the Company, including a requirement that Mr. Hakam enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post- termination non-solicitation of employees covenant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Beneficial Ownership Table
The following table sets forth certain information with respect to beneficial ownership of our common stock as of the Record Date, by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock based on filings pursuant to Section 13 or Section 16 of the Exchange Act; (2) each of our current directors and nominees; (3) each of the named executive officers set forth in the Summary Compensation Table below; and (4) all current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, we believe the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The percentage of shares beneficially owned is based on 36,043,286 shares of our common stock outstanding as of September 14, 2022, the Record Date. In addition, the number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of the Record Date but excludes shares of common stock underlying options or warrants held by any other person.
	Beneficial Ownership
Beneficial Owner Name and Address(1)	Number of Shares Owned	Right to Acquire(2)	Total	Percentage Ownership
Greater than 5% Stockholders:
Bernard Bruscha, Chair of the Advisory Board Heidi Nguyen, Director(3) Biesingerstrasse 27 Tübingen, D-72072 Germany	5,552,376	140,665	5,693,041	15.8%
Portolan Capital Management(4)	1,979,669	—	1,979,669	5.5%
Directors and Named Executive Officers:
Paul Pickle, President, CEO and Director	588,130	504,167	1,092,297	3.0%
Jason Cohenour, Director Nominee	—	—	—	*
Margaret A. Evashenk, Director	27,672	5,042	32,714	*
Paul F. Folino, Chairman of the Board	29,010	5,042	34,052	*
Phu Hoang, Director Nominee	—	—	—	*
Hoshi Printer, Director	126,156	80,042	206,198	*
Jeremy R. Whitaker, Chief Financial Officer	230,693	114,876	345,569	*
Roger Holliday, Vice President of Worldwide Sales	109,293	82,638	191,931	*
Fathi Hakam, Vice President of Engineering	132,569	12,892	145,461	*
All current executive officers and directors as a group (8 persons)	8,775,568	945,364	9,720,932	26.3%
*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618.
(2)	Represents shares of common stock issuable upon exercise of stock options or upon vesting of restricted stock units (“RSUs”) within 60 days of the Record Date.
(3)
Based upon information contained in Form 4 filed by Mr. Bruscha with the SEC on June 2, 2022. According to the Form 4, 5,415,880 of the shares are owned by TL Investment GmbH, of which Mr. Bruscha is the managing director. The remaining shares are owned directly by Mr. Bruscha (131,454 shares) and by his spouse, Dr. Nguyen (5,042 shares). Dr. Nguyen, a director, is Vice President and a director of TL Investment GmbH.

(4)
Beneficial ownership information is as of May 17, 2022 and is based on information reported on a Schedule 13G filed by Portolan Capital Management, LLC with the SEC on May 27, 2022. The schedule indicates that Portolan Capital Management, LLC and George McCabe have sole voting power over 1,979,669 shares and sole dispositive power over 1,979,669 shares. Mr. McCabe is the Manager of Portolan Capital Management, LLC. The business address of Portolan Capital Management, LLC is 2 International Place, FL 26, Boston, MA 02110.

Equity Compensation Plan Information
The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of the end of fiscal 2022:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,578,079(1)	2.44	2,173,246(3)
Equity compensation plans not approved by security holders	961,071(2)	4.10	—
Total	4,539,150	3.40	2,173,246
(1)
The number of securities to be issued includes 60,623 shares subject to outstanding stock options under the Lantronix, Inc. 2020 Performance Incentive Plan (the “2020 Plan”), 1,400,878 shares subject to outstanding RSU awards under the 2020 Plan that are subject to time-based vesting requirements only, 689,426 shares subject to outstanding RSU awards under the 2020 Plan that are subject to performance-based vesting based on the target number of RSUs subject to such awards (with 1,034,139 shares being subject to such performance-based vesting awards if the maximum level of performance were achieved); and 509,243 shares subject to outstanding stock options under the Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”), 577,412 shares subject to outstanding RSU awards under the 2010 Plan that are subject to time-based vesting requirements only, and 336,427 shares subject to outstanding RSU awards under the 2010 Plan that are subject to performance-based vesting based on the target number of RSUs subject to such awards (with 504,640 shares being subject to such performance-based vesting awards if the maximum level of performance were achieved). In accordance with applicable SEC rules, the table does not include equity awards that have been assumed by the Company in connection with the acquisition of other companies, such assumed awards covering an aggregate of 14,198 shares of the Company’s common stock that were subject to outstanding stock options (with a weighted average exercise price of $2.92).

(2)
Of the shares reported in this row of the table, 100,000 shares were subject to outstanding stock options under the Lantronix, Inc. 2010 Inducement Equity Incentive Plan. The remaining 861,071 shares were subject to certain inducement awards that were not granted under the 2010 Inducement Equity Incentive Plan consisting of (1) 62,500 shares subject to inducement RSUs and 480,000 shares subject to inducement stock options granted to Paul Pickle, our President and Chief Executive Officer, (2) 21,875 shares subject to inducement RSUs granted to Roger Holliday, our Vice President of Worldwide Sales, and (3) 6,250 shares subject to inducement RSUs granted to Fathi Hakam, our Vice President of Engineering, and (4) 71,594 shares subject to inducement RSUs and 218,852 shares subject to inducement stock options granted to certain other employees. These inducement stock options and RSUs are generally subject to the same terms as stock options and RSUs granted under the 2010 Plan. Inducement stock options generally have a term of seven years (except in the case of the inducement stock options issued under the Lantronix, Inc. 2010 Inducement Equity Incentive Plan, which have a term of ten years) and vest over four years. Inducement RSUs generally vest over four years. No new awards may be granted pursuant to the Lantronix, Inc. 2010 Inducement Equity Incentive Plan.

(3)	Of these shares, 2,088,246 shares were available for issuance under the 2020 Plan, and 85,000 shares were available for issuance under the Lantronix, Inc. 2013 Employee Stock Purchase Plan.
Delinquent Section 16(a) Reports
To our knowledge, all reports that were required to be filed during the fiscal year ended June 30, 2022 by our executive officers, directors and beneficial owners of more than 10% of our common stock under Section 16 of the Exchange Act were filed on a timely basis, except for a Form 3 and Form 4 for Ms. Nguyen relating to her appointment to the Board and initial grant of RSUs that occurred on November 9, 2021, and a Form 4 for Mr. Bruscha relating to his beneficial ownership in Ms. Nguyen’s initial grant of RSUs on November 9, 2021.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
The Audit Committee of the Board of Directors performs general oversight of our financial accounting and reporting process, system of internal controls, audit process and the process for monitoring compliance with laws and regulations, as well as our Code of Conduct. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management is responsible for preparing our financial statements and implementing our financial reporting process, including our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and has the primary responsibility for assuring their accuracy, effectiveness and completeness.
Our independent registered public accountants, Baker Tilly US, LLP (“Baker Tilly”), are responsible for expressing an opinion on the conformity of our audited financial statements to U.S. Generally Accepted Accounting Principles (“GAAP”). The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants’ examinations and evaluations of our internal controls and the overall quality of our financial reporting, and, as appropriate, initiates inquiries into various aspects of our financial affairs.
The members of the Audit Committee necessarily rely on the information or documentation provided to them by, and on the representations made by, management or other employees of the Company, the independent registered public accounting firm, and/or any consultant or professional retained by the Audit Committee, the Board of Directors, management or by any committee of the Board of Directors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied GAAP appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the U.S. Public Company Accounting Oversight Board (“PCAOB”) or that the financial statements are presented in accordance with GAAP.
The Audit Committee currently consists of three directors, all of whom qualify as “independent” and meet the financial literacy and other requirements under the current Nasdaq listing standards and SEC rules regarding audit committee membership: Mr. Hoshi Printer, who serves as Chair, Ms. Margaret A. Evashenk and Mr. Paul F. Folino. The Board of Directors has determined that Mr. Printer is an “audit committee financial expert” under the rules of the SEC.
The Audit Committee took the following actions in fulfilling its oversight responsibilities:
(1)
reviewed and discussed the annual audited financial statements with management, including a discussion of the quality and the acceptability of our financial reporting and controls as well as the clarity of disclosures in the financial statements;

(2)	discussed with Baker Tilly the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;
(3)
received from Baker Tilly written disclosures and the letter from Baker Tilly as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and has discussed with Baker Tilly its independence; and

(4)
based on the review and discussion referred to in (1) through (3) above, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, for filing with the SEC.

Audit Committee
Hoshi Printer, Chair Margaret A. Evashenk Paul F. Folino

OTHER INFORMATION
Policies and Procedures with Respect to Related Party Transactions
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.
Our Audit Committee charter requires that members of the Audit Committee review and approve all related party transactions. Current SEC rules define a related party transaction for the Company to include any transaction, arrangement or relationship in which:
•	we are a participant;
•	the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and
•
an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct. Under our Code of Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.
All related party transactions must be disclosed in our applicable filings with the SEC as required under SEC rules.
Related Party Transactions
There were no transactions with related persons that required disclosure under applicable SEC rules during the fiscal years ended June 30, 2022 and 2021, nor are any such transactions currently proposed.
Indemnification and Insurance
Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, the Company indemnifies its directors and officers to the fullest extent permitted by law. The Company has also entered into indemnification agreements with each of its directors and executive officers contractually committing the Company to provide this indemnification to the directors and executive officers.
Annual Report on Form 10-K
The Company will furnish without charge, to each person whose proxy is solicited upon the written request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, as filed with the SEC, including the financial statements and financial statement schedules. In addition, upon request, the exhibits to that document will be furnished subject to payment of a specified fee. Requests for copies of these documents should be directed to: Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618, Attention: Corporate Secretary.
Where You Can Find More Information
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and other reports and information that we file or furnish pursuant to the Exchange Act are available free of charge on our website at www.lantronix.com as soon as reasonably practicable after filing or furnishing such reports with the SEC. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

By Order of the Board of Directors,

Irvine, California	David Goren
October 7, 2022	Vice President, Human Resources, Legal and Business Affairs and Corporate Secretary

Exhibit A
LANTRONIX, INC.
2020 PERFORMANCE INCENTIVE PLAN

(As Amended and Restated August 9, 2022)
1. PURPOSE OF PLAN
The purpose of this Lantronix, Inc. 2020 Performance Incentive Plan (this “Plan”) of Lantronix, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.
2. ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.
3. PLAN ADMINISTRATION
3.1
The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2
Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b)
grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);
(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
(f)
accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;

(g)
adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and
(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.
3.3
Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4
Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.
3.5
Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1
Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2
Aggregate Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	5,349,047 shares of Common Stock, plus
(2)
the number of any shares subject to stock options granted under the Corporation’s Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) and outstanding on the expiration of the 2010 Plan on September 15, 2020 (the “2010 Plan Expiration Date”) which expire, or for any reason are cancelled or terminated, after the 2010 Plan Expiration Date without being exercised (which, for purposes of clarity, shall become available for award grants under this Plan on a one-for-one basis), plus

(3)
the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2010 Plan that are outstanding and unvested on the 2010 Plan Expiration Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation after the 2010 Plan Expiration Date without having become vested.

provided that in no event shall the Share Limit exceed the sum of the 5,349,047 shares set forth in clause (1) above, plus the aggregate number of shares subject to awards previously granted and outstanding under the 2010 Plan as of the expiration of the 2010 Plan on the 2010 Plan Expiration Date.
4.3
Incentive Stock Option Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 2,500,000 shares. This limit is in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.

4.4	Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:
(a)
Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b)	Except as provided below, to the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right granted under this Plan, the gross number of underlying shares as to which the exercise related shall be counted against the Share Limit, as opposed to only counting the shares issued . (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be counted against the Share Limit with respect to such exercise.)
(c)
Shares that are exchanged by a participant or withheld by the Corporation on or after the date of the Corporation’s 2022 annual meeting of stockholders (the “2022 Annual Meeting Date”) as full or partial payment in connection with any award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries after the 2022 Annual Meeting Date to satisfy the tax withholding obligations related to any award granted under this Plan, shall be counted against the Share Limit and shall not be available for subsequent awards under this Plan.

(d)
In addition, shares that are exchanged by a participant or withheld by the Corporation after the 2022 Annual Meeting Date as full or partial payment in connection with any award granted under the 2010 Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries after the 2022 Annual Meeting Date to satisfy the tax withholding obligations related to any award granted under the 2010 Plan, shall not be available for new awards under this Plan.

(e)
To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(f)
In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

(g)	The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).
Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Sections 7 and 8.10.
4.5
No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS
5.1
Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.
5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.
5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
5.1.4 Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.
5.2
Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3
Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4
Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(a)	services rendered by the recipient of such award;
(b)	cash, check payable to the order of the Corporation, or electronic funds transfer;
(c)	notice and third party payment in such manner as may be authorized by the Administrator;
(d)	the delivery of previously owned shares of Common Stock;
(e)	by a reduction in the number of shares otherwise deliverable pursuant to the award; or
(f)
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.
5.5
Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the Nasdaq Stock Market (the “Market”) for the date in question or, if no sales of Common Stock were reported on the Market on that date, the closing price (in regular trading) for a share of Common Stock on the Market on the last day preceding the date in question on which sales of Common Stock were reported on the Market. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6	Transfer Restrictions.
5.6.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.6.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:
(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award);
(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator;
(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or
(e)
the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7
International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1
General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2
Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of: (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.1
Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7. ADJUSTMENTS; ACCELERATION
7.1	Adjustments.
(a)
Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust: (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards; (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b)
Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2	Corporate Transactions - Assumption and Termination of Awards.
(a)
Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested,all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b)
Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c)	For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.
(d)
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e)
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f)	Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.
(g)
The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8. OTHER PROVISIONS
8.1
Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2
No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3
No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4
Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5
Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)
The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(b)
The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(c)
In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.

8.6	Effective Date, Termination and Suspension, Amendments.
8.6.1 Effective Date. This Plan is effective as of August 31, 2020, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3 Stockholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.
8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7
Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Severability.
8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.
8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.9
Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10
Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11
Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12
No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13
Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14
Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

Exhibit B
LANTRONIX, INC.
2013 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated August 9, 2022)
1. Purpose. The purpose of the Plan is to provide employees of Lantronix, Inc. (the “Company”) and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the Company’s intention that this 2013 Employee Stock Purchase Plan (the “Plan”) qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The terms herein that begin with initial capital letters shall have the defined meaning set forth under Section 2 below, or elsewhere when the term first appears and is defined.
This amendment and restatement of the Plan is effective for Offering Periods beginning on or after the date set forth above (the “Restatement Effective Date”). For Offering Periods commencing prior to the Restatement Effective Date, refer to the version of the Plan then in effect.
2. Definitions.
(a) “Authorization Form” shall mean a form established by the Plan Administrator authorizing payroll deductions, as set forth in Section 6, and containing such other terms and conditions as the Company from time to time may determine.
(b) “Board” shall mean the Board of Directors of Lantronix, Inc.
(c) “Code” shall mean the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.
(d) “Committee” shall mean the committee of members of the Board designated as the Committee in Section 14.
(e) “Common Stock” shall mean the common stock of the Company.
(f) “Company” shall mean Lantronix, Inc., or any successor by merger or otherwise, and any Designated Subsidiary of the Company.
(g) “Compensation” shall mean all base gross earnings, commissions, overtime, and shift premium before giving effect to any compensation reductions made in connection with plans described in section 401(k) or 125 of the Code, but exclusive of payments for any other compensation.
(h) “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.
(i) “Employee” shall mean any individual whom the Company in its discretion classifies as an employee of the Company for tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.
(j) “Enrollment Date” shall mean, with respect to an Offering Period, the first day of that Offering Period, as determined by the Committee and announced to potential eligible Employees.
(k) “Exercise Date” shall mean, with respect to an Offering Period, the last day of that Offering Period.
(l) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
(1) The per share closing price of the Common Stock as reported on the NASDAQ Stock Market on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported);
(2) If the Common Stock is not then listed on the NASDAQ Stock Market, the per share closing price of the Common Stock on such other principal U.S. national securities exchange on which the Common Stock is listed (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported);

(3) If the Common Stock is not listed on any U.S. national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Common Stock reported on such date (or, if there is no such sale on such date, then on the last preceding date on which a sale was reported); or
(4) If the Common Stock is neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria.
(m) “Offering Periods” shall mean the period of six (6) consecutive months commencing on each Enrollment Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period; and provided, further, that the Committee may provide, as it deems appropriate and in advance of the applicable Offering Period, that such Offering Period will consist of multiple “purchase periods,” with an Exercise Date to occur at the end of each such purchase period. In no event will the Enrollment Date for an Offering Period occur on or before the Exercise Date (or the final Exercise Date, as the case may be) for the immediately preceding Offering Period.
(n) “Plan” shall mean this Lantronix, Inc. 2013 Employee Stock Purchase Plan, as amended from time to time.
(o) “Plan Administrator” shall mean the Committee (or a delegate of the Committee acting within the scope of such delegation).
(q) “Purchase Price” shall mean, with respect to an Offering Period, 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date for that Offering Period, whichever is lower; provided however, that the Purchase Price may be adjusted pursuant to Section 19; and provided, further, that the Committee may provide prior to the start of any Offering Period that the Purchase Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a share of Common Stock on the Enrollment Date of the Offering Period, or (2) the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period, or (3) the lesser of the Fair Market Value of a share of Common Stock on the Enrollment Date of the Offering Period or the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period. Notwithstanding the foregoing, in no event shall the Purchase Price per share be less than the par value of a share of Common Stock.
(s) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
(t) “Trading Day” shall mean a day on which the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Common Stock is then listed) is open for trading.
3. Eligibility.
(a) All Employees who are employed by the Company at least one (1) day before a given Enrollment Date shall be eligible to participate in the Plan.
(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any parent or subsidiary corporation, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and any parent or subsidiary corporation accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4. Offering Periods.
(a) Offering Period Duration. Unless otherwise specified by the Committee in advance of the Offering Period, Offering Periods will be of six (6) months duration, commencing on each November 16 and May 16 after the Restatement Effective Date during the term of the Plan as provided in Section 23 and ending on the following May 15 and November 15, respectively. Each option granted for a particular Offering Period shall become effective on the Enrollment

Date of that Offering Period. The term of each option shall be the duration of the related Offering Period and shall end on the Exercise Date of that Offering Period. Offering Periods shall continue until this Plan is terminated in accordance with Section 19 or 20, or if earlier, until no shares remain available for issuance under the Plan.
(b) Individual Share Limit. The Committee may establish from time to time the maximum number of shares of Common Stock that any one individual may acquire upon exercise of his or her option with respect to any one Offering Period (the “Individual Limit”); provided, however, that such Individual Limit shall not be effective earlier than the first Offering Period commencing after the limit is so established by the Committee. The Individual Limit shall be proportionately adjusted for any Offering Period of less than six months, and may, at the discretion of the Committee, be proportionately increased for any Offering Period of greater than six months.
5. Participation.
(a) An Employee may become a participant in the Plan by completing an Authorization Form and filing it with the Plan Administrator prior to the applicable Enrollment Date (or such earlier deadline as established by the Committee).
(b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
6. Payroll Deductions.
(a) At the time a participant files his or her Authorization Form, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period (or such other percentage as may be established by the Board or the Committee from time to time in its sole discretion).
(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.
(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Plan Administrator a new Authorization Form authorizing a change in payroll deduction rate. The Board or the Committee may, in its discretion, limit the number of participation rate changes during any Offering Period. Any such reduction or increase would be effective beginning with the first Offering Period that begins no earlier than 5 business days after the Plan Administrator’s receipt of a new Authorization Form from the participant, unless otherwise determined by the Plan Administrator. A participant’s Authorization Form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s Authorization Form at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.
(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option. If the participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any shares of Common Stock issued to such participant pursuant to the exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the exercise date, such participant shall, within five (5) days of such disposition, notify the Company thereof. In addition, in order to satisfy the requirement to withhold the amount (if any) of federal, state or local taxes that the Company or Subsidiary determines is applicable, the Company and any Subsidiary may deduct such amount from any other compensation payable to the Participant.
7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that any purchases shall be subject to the limitations set forth in Sections 3(b), 4(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.
8. Exercise of Option.
(a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be promptly returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
(b) If the Board or the Committee determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed the number of shares of Common Stock that are then available for sale under the Plan, the Board or Committee may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date.
9. Delivery; Required Holding Period. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant acquiring shares under the Plan on that date the shares purchased upon exercise of his or her option on that date in a certificate or uncertificated form. Unless expressly permitted by the Committee, no sale, transfer or other disposition (other than as a result of the participant's death) may be made of any shares of Common Stock purchased under the Plan during the three (3) month period following the end of the Offering Period in which such shares were purchased (for clarity, if the Offering Period ended May 15, 2023, such three (3) month period as to shares purchased under the Plan in that Offering period would end August 15, 2023). If such shares of Common Stock are delivered by the Company to a broker or recordkeeping service for the benefit of the participant, the shares shall be held in such brokerage account or by such recordkeeping service throughout such three-month holding period (other than in the event of the participant's death). In the event a participant sells, transfers or otherwise disposes of any shares of Common Stock in violation of this Section 9, the participant shall remit to the Company an amount in cash for each such share equal to (i) the Fair Market Value of a share of Common Stock on the Exercise Date of the applicable Offering Period, less (ii) the Purchase Price paid by the participant to purchase such share. For purposes of clarity, neither the termination of a participant's employment nor the participant's failure to provide services to the Company or a Designated Subsidiary shall in and of itself trigger any obligation of the participant to repay any amount or sell any shares of Common Stock under this section, but the three (3) month holding period above shall continue to apply in such circumstances. The Committee may, in its discretion, shorten or eliminate the holding period provided for above in this Section 9 from time to time and may grant waivers of the holding period provisions of this Section 9. The Committee may also lengthen such holding period as to shares of Common Stock purchased in one or more Offering Periods that commence after such change is made.
10. Withdrawal.
(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Plan Administrator which is received at least ten (10) days prior to the Exercise Date (or such other notice period as may be established by the Plan Administrator from time to time in its sole discretion). All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant timely delivers to the Plan Administrator a new Authorization Form for that Offering Period.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws.
11. Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be promptly returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.
12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
13. Stock.
(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for future sale under the Plan with respect to Exercise Dates shall be One Million Eight Hundred Thousand (1,800,000) shares.
(b) The participant shall have no interest or voting rights in shares covered by his or her option until such option has been exercised.
(c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.
14. Administration. The “Committee” shall mean the Compensation Committee of the Board, a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder or such other committee of members of the Board as delegated by the Board. The Board or the Committee shall administer the Plan. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Committee may delegate ministerial non-discretionary functions to third parties, including individuals who are officers or employees of the Company or Designated Subsidiaries. Notwithstanding anything else contained in this Plan to the contrary, the Committee may also adopt rules, procedures, separate offerings, or sub-plans applicable to particular Subsidiaries or locations, which separate offerings or sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties. The Company will pay all expenses incurred in the administration of the Plan. No member of the Committee or any person acting at the direction thereof shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee and any person acting at the direction thereof shall be fully indemnified by the Company with respect to any such good faith action, determination or interpretation.
15. Designation of Beneficiary.
(a) A participant may file with the Plan Administrator a written designation of a beneficiary who is to receive any shares and cash from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file with the Plan Administrator a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b) Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10 hereof.
17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
19. Adjustments Upon Changes in Capitalization; Corporate Transactions.
(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the maximum number of shares that may be issued under the Plan as provided in Section 13(a), the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 4(b)), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
(b) Corporate Transactions. Upon a dissolution or liquidation of the Company, or any other transaction or event that the Company does not survive, or does not survive as a publicly-traded company in respect of its Common Stock, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the options that are then outstanding under the Plan, each Offering Period then in progress shall be shortened and a new Exercise Date shall be established by the Board or the Committee (the “New Exercise Date”), as of which date the Plan and any Offering Period then in progress shall terminate and all then-outstanding options under the Plan shall be automatically exercised in accordance with the terms hereof; provided, however, that the New Exercise Date shall not be more than ten (10) days before the date of the consummation of such dissolution, liquidation or other transaction or event. The Purchase Price on the New Exercise Date shall be determined as provided herein, except that the New Exercise Date shall be treated as the “Exercise Date” for purposes of determining such Purchase Price.
20. Amendment or Termination.
(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of the participant holding such option. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or rule of the NASDAQ Stock Market or such other principal U.S. national securities exchange Common Stock is listed), the Company shall obtain stockholder approval of any such amendment in such a manner and to such a degree as required.
(b) Without stockholder approval and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to change the Offering Periods, change the maximum number of shares each participant may purchase during an Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan. In addition, without stockholder approval and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board or Committee shall have the right to designate from time to time the Subsidiaries whose employees may be eligible to participate in the Plan (including, without limitation, any Subsidiary that may become such after the Effective Date), to impose service and other qualification requirements on Employees eligible to participate in the Plan (or change such requirements), and to change the definition of Compensation set forth above (in each case, subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder), provided that any such change shall not take effect earlier than the first Offering Period that starts on or after the effective date of such change.
21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of the NASDAQ Stock Market (or any other principal U.S. national securities exchange on which the Common Stock may then be listed), and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23. Term of Plan. On September 18, 2012, the Board approved the 2013 Employee Stock Purchase Plan, as amended, subject to and effective upon stockholder approval at the Company’s 2013 Annual Meeting of Stockholders. The Plan shall continue in effect for a period of ten (10) years following the Restatement Effective Date set forth above unless earlier terminated by the Board.
24. Miscellaneous.
(a) Administrative Costs. The Company shall pay the administrative expenses associated with the operation of the Plan (other than brokerage commissions resulting from sales of Common Stock directed by Employees).
(b) No Employment Rights. Participation in the Plan shall not give an Employee any right to continue in the employment of the Company, and shall not affect the right of the Company to terminate the Employee’s employment at any time, with or without cause.
(c) Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Employee any of the shares of Common Stock that the Employee acquires under the Plan.
(d) Internal Revenue Code and ERISA Considerations. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to comply with the requirements of that section of the Code or any successor provision, and the regulations thereunder. The Plan is not intended and shall not be construed as constituting an “employee benefit plan,” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(e) Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.
(f) Severability of Provisions, Prevailing Law. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. The Plan shall be governed by the laws of the State of Delaware to the extent such laws are not in conflict with, or superseded by, federal law.

LANTRONIX, INC.
48 DISCOVERY, SUITE 250
IRVINE, CA 92618

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D91936-P79337

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LANTRONIX, INC.

The Board of Directors recommends you vote FOR each of the director nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Paul Pickle	☐	☐	☐
1b. Jason Cohenour	☐	☐	☐
1c. Paul F. Folino	☐	☐	☐
1d. Phu Hoang	☐	☐	☐
1e. Heidi Nguyen	☐	☐	☐
1f. Hoshi Printer	☐	☐	☐
2. Ratification of the appointment of Baker Tilly US, LLP as Lantronix's independent registered public accountants for the fiscal year ending June 30, 2023.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 8, 2022:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D91937-P79337

LANTRONIX, INC.
2022 Annual Meeting of Stockholders
November 8, 2022, 9:00 a.m. PT
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF LANTRONIX, INC.

The undersigned stockholder(s) of LANTRONIX, INC., a Delaware corporation, hereby appoint(s) Paul Pickle and Jeremy Whitaker, or either of them, proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lantronix, Inc. (the "Annual Meeting") to be held on November 8, 2022 at 9:00 a.m., Pacific time, at Lantronix's Corporate Headquarters, 48 Discovery, Suite 250, Irvine, CA 92618, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, WILL BE VOTED: (1) "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR; (2) "FOR" THE RATIFICATION OF BAKER TILLY US, LLP AS LANTRONIX'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2023; (3) "FOR" THE APPROVAL OF THE COMPENSATION OF LANTRONIX'S NAMED EXECUTIVE OFFICERS; (4) "FOR" THE APPROVAL OF THE AMENDMENTS TO THE LANTRONIX, INC. 2020 PERFORMANCE INCENTIVE PLAN; AND (5) "FOR" THE APPROVAL OF THE AMENDMENTS TO THE LANTRONIX, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN.

Continued and to be signed on reverse side